                                                                  EXHIBIT (d)(4)
                                                                  EXECUTION COPY
                                                                  --------------




--------------------------------------------------------------------------------




                             Amended and Restated
                         Agreement and Plan of Merger


                         Dated as of January 23, 2001

                                     among

                         Northrop Grumman Corporation,

                           Litton Industries, Inc.,

                                   NNG, Inc.

                                      and

                             LII Acquisition Corp.



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
ARTICLE 1  THE OFFER......................................................................    2

     SECTION 1.1.  The Offer..............................................................    2
     SECTION 1.2.  Company Action.........................................................    6
     SECTION 1.3.  Boards of Directors and Committees; Section 14(f)......................    8

ARTICLE 2  THE MERGERS....................................................................    9

     SECTION 2.1.  The Mergers............................................................    9
     SECTION 2.2.  Effective Time.........................................................    9
     SECTION 2.3.  Closing of the Litton Merger...........................................    9
     SECTION 2.4.  Effects of the Mergers.................................................    9
     SECTION 2.5.  Certificates of Incorporation and Bylaws...............................    9
     SECTION 2.6.  Directors..............................................................   10
     SECTION 2.7.  Officers...............................................................   10
     SECTION 2.8.  Conversion of Shares in the Litton Merger..............................   11
     SECTION 2.9.  Payment of Merger Consideration in the Litton Merger...................   11
     SECTION 2.10. Stock Options in the Litton Merger.....................................   13
     SECTION 2.11. Dissenting Shares in the Litton Merger.................................   14
     SECTION 2.12. Conversion of Shares and Other Matters in the Northrop Merger..........   14

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................   15

     SECTION 3.1.  Organization and Qualification; Subsidiaries...........................   15
     SECTION 3.2.  Capitalization of the Company and its Subsidiaries.....................   15
     SECTION 3.3.  Authority Relative to this Agreement; Recommendation...................   17
     SECTION 3.4.  SEC Reports; Financial Statements......................................   17
     SECTION 3.5.  Information Supplied...................................................   18
     SECTION 3.6.  Consents and Approvals; No Violations..................................   18

     SECTION 3.7.   No Default...................................................................   19
     SECTION 3.8.   Absence of Changes...........................................................   19
     SECTION 3.9.   Litigation...................................................................   19
     SECTION 3.10.  Compliance with Applicable Law...............................................   19
     SECTION 3.11.  Employee Benefit Plans; Labor Matters........................................   20
     SECTION 3.12.  Environmental Laws and Regulations...........................................   21
     SECTION 3.13.  Taxes........................................................................   21
     SECTION 3.14.  Intellectual Property; Software..............................................   23
     SECTION 3.15.  Government Contracts.........................................................   23
     SECTION 3.16.  Certain Business Practices...................................................   24
     SECTION 3.17.  Vote Required................................................................   24
     SECTION 3.18.  Opinion of Financial Adviser.................................................   24
     SECTION 3.19.  Brokers......................................................................   24
     SECTION 3.20.  Problems with Customers......................................................   24

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT, HOLDCO AND ACQUISITION I.....................   25

     SECTION 4.1.   Organization.................................................................   25
     SECTION 4.2.   Capitalization of Parent and its Subsidiaries................................   25
     SECTION 4.3.   Authority Relative to this Agreement and the Northrop Merger Agreement.......   26
     SECTION 4.4.   SEC Reports; Financial Statements............................................   27
     SECTION 4.5.   Information Supplied.........................................................   27
     SECTION 4.6.   Consents and Approvals; No Violations........................................   28
     SECTION 4.7.   No Default...................................................................   28
     SECTION 4.8.   Absence of Changes...........................................................   28
     SECTION 4.9.   Litigation...................................................................   28

     SECTION 4.10.  Compliance with Applicable Law...............................................   29
     SECTION 4.11.  Employee Benefit Plans; Labor Matters........................................   29
     SECTION 4.12.  Environmental Laws and Regulations...........................................   29
     SECTION 4.13.  Tax Matters..................................................................   30
     SECTION 4.14.  Brokers......................................................................   30
     SECTION 4.15.  Adequate Funds...............................................................   30
     SECTION 4.16.  No Prior Activities..........................................................   30
     SECTION 4.17.  No Vote Required.............................................................   30
     SECTION 4.18.  Intellectual Property; Software..............................................   30
     SECTION 4.19.  Government Contracts.........................................................   31
     SECTION 4.20.  Certain Business Practices...................................................   31
     SECTION 4.21.  Problems with Customers......................................................   31

ARTICLE 5 COVENANTS..............................................................................   32

     SECTION 5.1.   Conduct of Business of the Company...........................................   32
     SECTION 5.2.   Conduct of Business of Parent................................................   34
     SECTION 5.3.   Other Potential Acquirers....................................................   35
     SECTION 5.4.   Meeting of Stockholders......................................................   37
     SECTION 5.5.   Access to Information........................................................   37
     SECTION 5.6.   Additional Agreements; Reasonable Efforts....................................   38
     SECTION 5.7.   Indemnification..............................................................   40
     SECTION 5.8.   Public Announcements.........................................................   41
     SECTION 5.9.   Employee Matters.............................................................   41
     SECTION 5.10.  NYSE Listing.................................................................   43
     SECTION 5.11.  Corporate Filings............................................................   43
     SECTION 5.12.  Stockholder Approval of Conversion Shares....................................   43

ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE LITTON MERGER...................................    43

     SECTION 6.1.  Conditions to Each Party's Obligations to Effect the Litton Merger.......    43

ARTICLE 7 TERMINATION; AMENDMENT; WAIVER....................................................    44

     SECTION 7.1.  Termination..............................................................    44
     SECTION 7.2.  Effect of Termination....................................................    45
     SECTION 7.3.  Fees and Expenses........................................................    45
     SECTION 7.4.  Amendment................................................................    46
     SECTION 7.5.  Extension; Waiver........................................................    46

ARTICLE 8 MISCELLANEOUS.....................................................................    46

     SECTION 8.1.  Nonsurvival of Representations and Warranties............................    46
     SECTION 8.2.  Entire Agreement; Assignment.............................................    46
     SECTION 8.3.  Validity.................................................................    46
     SECTION 8.4.  Notices..................................................................    46
     SECTION 8.5.  Governing Law............................................................    47
     SECTION 8.6.  Descriptive Headings.....................................................    47
     SECTION 8.7.  Parties in Interest......................................................    47
     SECTION 8.8.  Certain Definitions......................................................    47
     SECTION 8.9.  Personal Liability.......................................................    48
     SECTION 8.10. Counterparts.............................................................    49

ANNEX A CONDITIONS OF THE OFFER..................................................    A-1

EXHIBIT A   NORTHROP MERGER AGREEMENT

EXHIBIT B   AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF HOLDCO

EXHIBIT C   CERTIFICATE OF DESIGNATIONS OF RIGHTS, PREFERENCES AND PRIVILEGES OF
            HOLDCO PREFERRED STOCK

EXHIBIT D   STOCKHOLDER'S AGREEMENT

                            TABLE OF DEFINED TERMS


                                    Cross Reference
Term                                    Section                                 Page
----                                ---------------                             ----
A Option...............................  Section 2.10(a)......................   13
Acquisition I..........................  Preamble.............................    1
Acquisition II.........................  Recitals.............................    2
affiliate..............................  Section 8.8(a).......................   47
Agreement..............................  Preamble.............................    1
Antitrust Laws.........................  Section 5.6(b).......................   38
Average Parent Price...................  Recitals.............................    1
B Option...............................  Section 2.10(b)......................   13
Bid....................................  Section 3.15(b)......................   24
business day...........................  Section 8.8(b).......................   48
capital stock..........................  Section 8.8(c).......................   48
Cash Consideration.....................  Recitals.............................    1
Cash Election..........................  Section 1.1(b).......................    3
Certificates...........................  Section 2.9(b).......................   11
Closing Date...........................  Section 2.3..........................    9
Closing................................  Section 2.3..........................    9
Code...................................  Recitals.............................    2
Common Stock Consideration.............  Recitals.............................    1
Common Stock Election..................  Section 1.1(b).......................    3
Common Stock Proration Factor..........  Section 1.1(e).......................    4
Company Board..........................  Recitals.............................    1
Company Disclosure Schedule............  Article 3 - Preamble.................   15
Company Employees......................  Section 5.9(b).......................   41
Company Financial Adviser..............  Section 3.18.........................   24
Company Intellectual Property Rights...  Section 3.14(a)......................   23
Company Material Adverse Effect........  Section 3.1(b).......................   15
Company Permits........................  Section 3.10.........................   19
Company Plans..........................  Section 2.10(a)......................   13
Company................................  Preamble.............................    1
Company SEC Reports....................  Section 3.4(a).......................   17
Company Securities.....................  Section 3.2(a).......................   16
Company Stock Option(s)................  Section 2.10(a)......................   13
Contracts..............................  Section 3.15(b)......................   24
DGCL...................................  Recitals.............................    2
Dissenting Shares......................  Section 2.11.........................   14
Effective Time.........................  Section 2.2..........................    9
Election...............................  Section 1.1(b).......................    3
Employee Plans.........................  Section 3.11(a)......................   20
Employment Agreements..................  Section 3.11(b)......................   20
Environmental Claim....................  Section 3.12(a)......................   21

Environmental Laws.....................  Section 3.12(a)......................   21
ERISA..................................  Section 3.11(a)......................   20
Exchange Act...........................  Section 1.1(h).......................    5
Expiration Date........................  Section 1.1(i).......................    6
Financial Adviser......................  Section 1.2(a).......................    7
Form of Election.......................  Section 1.1(b).......................    3
Government Contract....................  Section 3.15(b)......................   23
Governmental Antitrust Authority.......  Section 5.6(a).......................   38
Governmental Entity....................  Section 3.6..........................   18
Holdco Common Stock....................  Recitals.............................    1
Holdco.................................  Preamble.............................    1
Holdco Preferred Stock.................  Recitals.............................    1
HSR Act................................  Section 3.6..........................   18
incentive stock options................  Section 2.10(b)......................   13
Income Tax.............................  Section 3.13(a)(i)...................   21
Indemnified Liabilities................  Section 5.7(a).......................   40
Indemnified Persons....................  Section 5.7(a).......................   40
knowledge..............................  Section 8.8(d).......................   48
known..................................  Section 8.8(d).......................   48
Lien...................................  Section 3.2(b).......................   16
Litton Merger..........................  Recitals.............................    2
Litton Surviving Corporation...........  Section 2.1..........................    9
Maximum Common Stock Consideration.....  Section 1.1(e).......................    5
Maximum Preferred Stock Consideration..  Section 1.1(d).......................    4
Merger Consideration...................  Section 2.8(c).......................   11
Merger Fund............................  Section 2.9(a).......................   11
Mergers................................  Recitals.............................    2
Minimum Condition......................  Section 1.1(a).......................    3
New Plans..............................  Section 5.9(c).......................   41
New Share Number.......................  Section 2.10(b)......................   13
Northrop Effective Time................  Section 2.2..........................    9
Northrop Merger Agreement..............  Recitals.............................    2
Northrop Merger........................  Recitals.............................    2
Northrop Surviving Corporation.........  Section 2.1..........................    9
Notice of Superior Proposal............  Section 5.3(b).......................   36
Offer Documents........................  Section 1.1(h).......................    6
Offer..................................  Recitals.............................    1
Old Plans..............................  Section 5.9(c).......................   41
Original Agreement.....................  Preamble.............................    1
Original Offer.........................  Recitals.............................    1
Parent Benefit Plans...................  Section 4.11.........................   29
Parent Disclosure Schedule.............  Article 4 - Preamble.................   25
Parent Environmental Claim.............  Section 4.12(a)......................   29
Parent Intellectual Property Rights....  Section 4.18(a)......................   30
Parent Material Adverse Effect.........  Section 4.1(b).......................   25

Parent Permits.........................  Section 4.10.........................   29
Parent.................................  Preamble.............................    1
Parent Rights..........................  Section 4.2(a).......................   25
Parent SEC Reports.....................  Section 4.4(a).......................   27
Parent Securities......................  Section 4.2(a).......................   27
Payment Agent..........................  Section 2.9(a).......................   11
Per Preferred Share Amount.............  Recitals.............................    1
Per Share Amount.......................  Recitals.............................    1
person.................................  Section 8.8(e).......................   48
Preferred Shares.......................  Recitals.............................    1
Preferred Stock Consideration..........  Recitals.............................    1
Preferred Stock Election...............  Section 1.1(b).......................    3
Preferred Stock Proration Factor.......  Section 1.1(d).......................    4
Preliminary Prospectus.................  Section 1.1(h).......................    5
Proxy Statement........................  Section 3.5..........................   18
Restricted Stock.......................  Section 2.10(a)......................   13
Rights Plan............................  Section 3.2(a).......................   15
Rights.................................  Section 3.2(a).......................   15
S-4....................................  Section 1.1(h).......................    5
Schedule 14D-9.........................  Section 1.2(b).......................    7
SEC....................................  Section 1.1(h).......................    5
Securities Act.........................  Section 1.1(h).......................    5
Shares.................................  Recitals.............................    1
Stock Elections........................  Section 1.1(b).......................    3
Stockholder's Agreement................  Section 1.2(a).......................    7
Stockholders' Meeting..................  Section 5.4..........................   37
subsidiary or subsidiaries.............  Section 8.8(f).......................   48
Superior Proposal......................  Section 5.3(b).......................   36
Tax or Taxes...........................  Section 3.13(a)(ii)..................   21
Tax Return.............................  Section 3.13(a)(iii).................   22
Third Party............................  Section 5.3(b).......................   36
Third Party Acquisition................  Section 5.3(b).......................   36

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of January 23, 2001 is among LITTON INDUSTRIES, INC., a Delaware corporation (the "Company"), NORTHROP GRUMMAN CORPORATION, a Delaware corporation ("Parent"), NNG, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Holdco") and LII ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Holdco ("Acquisition I"), and amends and restates in its entirety that certain Agreement and Plan of Merger, dated as of December 21, 2000, among the Company, Parent and Acquisition I (the "Original Agreement").

     WHEREAS, the board of directors of the Company (the "Company Board") has, in light of and subject to the terms and conditions set forth herein, (i) approved this Agreement, and deem it and the Offer (as defined below) advisable, and fair to and in the best interests of the common stockholders of the Company and (ii) resolved to recommend acceptance of the Offer to the common stockholders of the Company and approval and adoption by the stockholders of the Company of this Agreement; and

     WHEREAS, in furtherance thereof, on January 5, 2001, Acquisition I commenced a tender offer to acquire all of the outstanding shares of common stock, par value $1.00 per share, of the Company (the "Shares"), together with the associated Rights (as hereafter defined), at a price of $80.00 per Share (such amount, or any greater amount per share paid pursuant to the Offer, being hereinafter referred to as the "Per Share Amount"), net to the seller in cash, and to acquire all of the outstanding shares of Series B $2 Cumulative Preferred Stock, par value $5.00 per share (the "Preferred Shares"), at a price of $35.00 per Preferred Share (such amount, or any greater amount per share paid pursuant to the Offer, being referred to as the "Per Preferred Share Amount"), net to the seller in cash, in accordance with the terms and subject to the conditions provided herein (this offer being referred to herein as the "Original Offer");

     WHEREAS, the parties hereto have agreed pursuant to this Agreement that the Original Offer will be amended with respect to the Shares (and remain unchanged with respect to the Preferred Shares) to become an exchange offer by Holdco (the Original Offer as so amended, the "Offer") in which each Share together with the associated Right accepted by Holdco in accordance with the terms of the Offer will be exchanged for the right to receive from Holdco, at the election of the holder of such Share: (X) the Per Share Amount, net to the Seller in cash (the "Cash Consideration") or (Y) a number of shares of the common stock, par value $1.00 per share, of Holdco (the "Holdco Common Stock") equal to the Per Share Amount plus $.25 divided by the Average Parent Price (the "Common Stock Consideration") plus cash in lieu of fractional shares of Holdco Common Stock in accordance with Section 1.1(g) or (Z) a number of shares of Series B Convertible Preferred Stock, par value $1.00 per share, of Holdco (the "Holdco Preferred Stock") equal to the quotient of the Per Share Amount divided by the initial liquidation preference per share of the Holdco Preferred Stock (the "Preferred Stock Consideration") plus cash in lieu of fractional shares of Holdco Preferred Stock in accordance with Section 1.1(g), subject to proration in the case of alternatives (Y) and (Z) as set forth in Sections 1.1(d) and 1.1(e). The term "Average Parent Price" shall mean the average of the closing prices for Parent Common Stock as reported on the New York Stock Exchange

Composite Transaction Reporting System for the five consecutive trading days ending on the second trading day before the final Expiration Date.

     WHEREAS, the Company has agreed pursuant to this Agreement that following the purchase of Shares in the Offer Acquisition I will be merged with and into the Company with the Company as the surviving corporation, as described in
Article 2 of this Agreement (the "Litton Merger"), and Parent has agreed that immediately prior to the purchase of Shares and Preferred Shares in the Offer, NGC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Holdco ("Acquisition II"), will be merged with and into Parent with Parent as the surviving corporation pursuant to the Agreement and Plan of Merger attached as Exhibit A to this Agreement (the "Northrop Merger Agreement") and in accordance with Section 251(g) of the Delaware General Corporation Law ("DGCL") (the "Northrop Merger" and together with the Litton Merger, the "Mergers");

     WHEREAS, concurrently with the consummation of the Northrop Merger, Holdco will be renamed "Northrop Grumman Corporation" and will become the parent corporation of Parent, as further described in Article 2 of this Agreement and in the Northrop Merger Agreement; and

     WHEREAS, it is intended for federal income tax purposes that (i) the Northrop Merger qualify as a reorganization described in Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or, taken together with the Offer and the Litton Merger, qualify as an exchange described in Section 351 of the Code and (ii) the Offer, taken together with the Northrop Merger and the Litton Merger, qualify as an exchange described in Section 351 of the Code.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Company, Parent, Holdco and Acquisition I hereby agree as follows:

                                   ARTICLE 1

                                   THE OFFER

     SECTION 1.1.   The Offer.
                    ---------

     (a) Provided that this Agreement shall not have been terminated in accordance with Article 7 and none of the events or conditions set forth in Annex A shall have occurred and be existing, Parent shall cause Acquisition I and Holdco to amend the Original Offer not later than February 1, 2001 as required to reflect the revised terms and conditions set forth in this Agreement, including Holdco as the Offeror. In the Offer, each Share together with the associated Right accepted by Holdco in accordance with the terms of the Offer shall be exchanged for the right to receive from Holdco, at the election of the holder of such Share: (X) the Cash Consideration or (Y) the Common Stock Consideration plus cash in lieu of fractional shares of Holdco Common Stock in accordance with Section 1.1(g), without interest, or (Z) the Preferred Stock Consideration plus cash in lieu of fractional shares of Holdco

Preferred Stock in accordance with Section 1.1(g), without interest, subject to proration in the case of alternatives (Y) and (Z) as set forth in Sections 1.1(d) and (e). In the Offer, each Preferred Share accepted by Holdco in accordance with the terms of the Offer shall be exchanged for the right to receive the Per Preferred Share Amount. Parent and Holdco shall use all reasonable efforts to consummate the Offer. Parent shall cause Holdco to accept for payment, and Holdco shall accept for payment, Shares and Preferred Shares which have been validly tendered and not withdrawn pursuant to the Offer at the earliest time following expiration of the offering period in the Offer at which all conditions to the Offer shall have been satisfied or waived by Holdco. The obligation of Holdco to accept for payment, and pay for Shares and/or Preferred Shares tendered pursuant to the Offer shall be subject only to the condition that the sum of the number of Shares validly tendered plus the number of Preferred Shares validly tendered shall be at least 25,646,399 shares (the "Minimum Condition") and the other conditions set forth in Annex A hereto. Holdco expressly reserves the right to increase the Per Share Amount or the Per Preferred Share Amount and to waive any condition of the Offer, except the Minimum Condition. Without the prior written consent of the Company, Holdco shall not decrease the Per Share Amount or the Per Preferred Share Amount or change the form of consideration payable in the Offer, decrease the number of Shares or Preferred Shares sought to be purchased in the Offer, impose additional conditions to the Offer, amend any other term of the Offer in any manner adverse to the holders of Shares or Preferred Shares, reduce the time period during which the Offer shall remain open or waive the Minimum Condition. The Cash Consideration and the Per Preferred Share Amount shall be paid net to the seller in cash, less any required withholding of taxes, upon the terms and subject to the conditions of the Offer. The Company agrees that no Shares or Preferred Shares held by the Company or any of its subsidiaries will be tendered in the Offer.

     (b) Subject to Sections 1.1(d), (e) and (f), each holder of Shares shall be entitled to elect to specify (i) the number of Shares which such holder desires to have exchanged for the right to receive the Cash Consideration (a "Cash Election"), (ii) the number of Shares which such holder desires to have exchanged for the right to receive Holdco Common Stock (a "Common Stock Election"); and (iii) the number of Shares which such holder desires to have exchanged for Holdco Preferred Stock (a "Preferred Stock Election" and together with a Common Stock Election, the "Stock Elections"). Any Shares which are not the subject of a valid Common Stock Election or valid Preferred Stock Election shall be exchanged for the right to receive the Cash Consideration. Any Cash Election, Common Stock Election or Preferred Stock Election shall be referred to herein as an "Election." Each holder of Shares making a Preferred Stock Election shall also specify an Alternative A, Alternative B or Alternative C election, which election will become effective in the event that proration of the Preferred Stock Consideration is required as provided in Section 1.1(d). Each holder of Shares making a Common Stock Election shall also specify an Alternative A or Alternative B election which election will become effective in the event that proration of the Common Stock Consideration is required as provided in Section 1.1(e) and any holder making a Common Stock Election that does not specify an alternative election shall be deemed to have elected Alternative B. All Elections shall be made on a form furnished by Parent for that purpose (a "Form of Election"), which form may be part of the letter of transmittal accompanying the Offer, and reasonably satisfactory to the Company. Holders of record of Shares who hold such Shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election on behalf of their respective beneficial holders.

     (c)  There shall be no proration of Cash Elections.

     (d) In the event the total number of Preferred Stock Elections would require aggregate Preferred Stock Consideration in excess of the Maximum Preferred Stock Consideration, such Preferred Stock Elections shall be subject to proration as follows: For each Preferred Stock Election, the number of Shares that shall receive the Preferred Stock Consideration shall be the total number of Shares subject to such Preferred Stock Election multiplied by the Preferred Stock Proration Factor. The "Preferred Stock Proration Factor" means a fraction (x) the numerator of which shall be the Maximum Preferred Stock Consideration and (y) the denominator of which shall be the product of the aggregate number of Shares subject to all Preferred Stock Elections made by all holders of Shares multiplied by the Preferred Stock Consideration. The maximum aggregate amount of the Preferred Stock Consideration shall be 3,500,000 shares of Holdco Preferred Stock (the "Maximum Preferred Stock Consideration"). All Shares subject to a Preferred Stock Election and an Alternative A or Alternative B election, other than that number converted into the right to receive the Preferred Stock Consideration in accordance with this Section 1.1(d), shall be deemed to be Common Stock Elections (expressing the same Alternative A or Alternative B election) and converted into the right to receive the Common Stock Consideration, subject to proration as provided in Section 1.1(e). All shares subject to a Preferred Stock Election and an Alternative C election, other than that number converted into the right to receive the Preferred Stock Consideration in accordance with this Section 1.1(d), shall be deemed to be Cash Elections and converted into the right to receive the Cash Consideration.

     (e) In the event the total number of Common Stock Elections (including any deemed Common Stock Elections as provided for in Section 1.1(d)) would require aggregate Common Stock Consideration in excess of the Maximum Common Stock Consideration, such Common Stock Elections shall be subject to proration as follows: (i) First, the Common Stock Elections made by the holders of Shares making an Alternative A election for proration on their Form of Election for the Common Stock Election shall be reduced by the lesser of (A) the number of Shares subject thereto, and (B) the number of Common Stock Elections required to eliminate such excess treating all Alternative A elections on a pro rata basis based on the number of Shares subject thereto. (ii) Second, if the number of Common Stock Elections is still in excess of the Maximum Common Stock Consideration, then for each Common Stock Election made by the holder of Shares making an Alternative B election for proration on their Form of Election for the Common Stock Election, the number of Shares that shall be converted into the right to receive the Common Stock Consideration shall be the total number of Shares subject to such Common Stock Election multiplied by the Common Stock Proration Factor. The "Common Stock Proration Factor" means a fraction (x) the numerator of which shall be the Maximum Common Stock Consideration and (y) the denominator of which shall be the product of the aggregate number of Shares subject to all Common Stock Elections which are Alternative B elections multiplied by the Common Stock Consideration. (iii) All Shares subject to Common Stock Elections, after the reduction required by clause (i) above, if applicable, and subject to proration in accordance with clause (ii) above, if applicable, shall be converted into the right to receive the

Common Stock Consideration. The maximum aggregate amount of the Common Stock Consideration shall be 13,000,000 shares of Holdco Common Stock (such amount or any lesser amount specified in accordance with Section 1.1(f) being referred to as the "Maximum Common Stock Consideration"); provided, however, in no event
                                              --------  -------
shall the Maximum Common Stock Consideration exceed the number of shares of Holdco Common Stock that Holdco would be permitted to issue without a vote of Parent or Holdco stockholders pursuant to applicable law or the rules of any national securities exchange. All Shares subject to an actual or deemed Common Stock Election, other than that number converted into the right to receive the Common Stock Consideration in accordance with this Section 1.1(e), shall be converted into the right to receive the Cash Consideration.

     (f) In the event that the average of the closing prices for Parent Common Stock as reported on the New York Stock Exchange Composite Transaction Reporting System for any five consecutive trading days ending not later than two trading days prior to the Expiration Date (without giving effect to any extension resulting from the exercise of the option described in this Section 1.1(f)) is less than $75.00, Holdco shall have the option, which may be exercised only one time and must be exercised within two business days after any such five trading day period, to reduce the Maximum Common Stock Consideration by any number of shares of Holdco Common Stock. If Holdco exercises such option: (i) such exercise shall be irrevocable; (ii) Holdco shall publicly announce within one business day following such exercise the new Maximum Common Stock Consideration; and (iii) if such reduction in the Holdco Common Stock in the Offer would, pursuant to the applicable rules and regulations under the Exchange Act, require an extension of the Expiration Date, (x) Holdco shall extend the Expiration Date for the minimum required period and publicly announce within one business day the new Expiration Date and (y) Holdco agrees to waive, and shall be deemed to have waived, from and after the Expiration Date prior to the extension thereof the conditions specified in the initial paragraph of Annex A hereof under clauses (v)(b), (c), (d) (with respect to a termination by Parent or Acquisition I pursuant to Section 7.1(d)(i)) and (e)(i).

     (g) No fractional share of Holdco Common Stock or Holdco Preferred Stock shall be issued, and each person that would otherwise be entitled to receive a fractional share shall receive, in lieu thereof, without interest, cash in the amount of such fraction multiplied by the Average Parent Price (in the case of Holdco Common Stock) or $100.00 (in the case of Holdco Preferred Stock).

     (h) Not later than February 1, 2001, Holdco (or Parent on behalf of Holdco which shall become the successor registrant to Parent under the Securities Act of 1933, as amended (the "Securities Act") upon consummation of the Northrop Merger) shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 to register under the Securities
Act the offer and sale of Holdco Common Stock and the Holdco Preferred Stock pursuant to the Offer (the "S-4"). The S-4 will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Preliminary Prospectus"). Concurrently with the filing of the S-4, Acquisition I shall file with the SEC an amendment to its previously filed Tender Offer Statement on Schedule TO with respect to the Original Offer, which shall include or incorporate by reference all or part of the Preliminary Prospectus and form of transmittal letter reflecting the Offer and describing the Mergers (together with any supplements or amendments thereto, collectively the "Offer Documents"). Promptly thereafter, Parent and Holdco shall cause the Offer Documents to be disseminated to holders of Shares and Preferred Shares. The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws. The information provided and to be provided by the Company, Parent, Holdco and Acquisition I for use in the S-4 or the Offer Documents shall not, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent, Holdco, Acquisition I and the Company each agrees promptly to correct any information provided by it for use in the S-4 or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Holdco further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares and Preferred Shares, in each case as and to the extent required by applicable federal securities laws.

     (i) Subject to the terms and conditions thereof, the Offer shall remain open until at least midnight, New York City time, on the twentieth business day following the filing of the S-4 and the amendment to the Tender Offer Statement on Schedule TO (the initial "Expiration Date," and any expiration time and date established pursuant to an authorized extension of the Offer as so extended, also an "Expiration Date"); provided, however, that without the consent of the
                            --------  -------
Company Board, Holdco may: (i) from time to time extend the Offer (each such individual extension not to exceed five (5) business days after the previously scheduled Expiration Date), if at the scheduled Expiration Date any of the conditions of the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived to the extent permitted by this Agreement; or (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer. Parent agrees to cause Holdco to extend the Offer from time to time in accordance with this Section 1.1(i) for the shortest time periods which it reasonably believes are necessary until consummation of the Offer if the conditions of the Offer shall not have been satisfied or waived so long as this Agreement shall not have been terminated in accordance with Article 7 hereof. Parent and Holdco shall comply with the obligations respecting prompt payment and announcement under the Exchange Act, and, without limiting the generality of the foregoing, Holdco shall, and Parent shall cause Holdco to, accept for payment, and pay for, all Shares and Preferred Shares validly tendered and not withdrawn pursuant to the Offer promptly following the acceptance of such Shares and Preferred Shares for payment pursuant to the Offer and this Agreement.

     SECTION 1.2.   Company Action.
                    --------------

     (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Company Board, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) approved this Agreement, and deems it and the Offer advisable, and fair to and in the best interests of the common stockholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Stockholder's Agreements, dated as of the date hereof, among Parent, Holdco, Acquisition I,

Unitrin, Inc. (the "Stockholder's Agreement"), the Offer and the Litton Merger, in all respects and such approval constitutes approval of the Stockholder's Agreement in the form attached hereto as Exhibit D, the Offer, this Agreement and the Litton Merger for purposes of Section 203 of the DGCL and (iii) resolved to recommend that the common stockholders of the Company accept the Offer, tender their Shares thereunder to Holdco and that the stockholders of the Company approve and adopt this Agreement and the Litton Merger; provided, that such recommendation may be withdrawn, modified or amended if permitted by Sections 5.3 and 5.4. The Company consents to the inclusion of such recommendation and approval in the Offer Documents. The Company further represents that Merrill Lynch & Co. (the "Financial Adviser") has delivered to the Company Board its written opinion that the consideration to be received by the common stockholders of the Company pursuant to the Offer and the Litton Merger is fair to such stockholders from a financial point of view.

     (b) The Company hereby agrees to file with the SEC as soon as practicable after the filing by Parent and Acquisition I of the amendment to their Offer Documents pursuant to Section 1.1(h), an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 pertaining to the Offer (together with any amendments or supplements thereto, the "Schedule 14D-9") containing the recommendation described in Section 1.2(a). The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent, Holdco, or Acquisition I in writing for inclusion in the
Schedule 14D-9. The Company, Parent, Holdco, and Acquisition I each agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the holders of Shares and Preferred Shares, in each case as and to the extent required by applicable federal securities laws.

     (c) In connection with the Offer, the Company will promptly furnish Parent, Holdco, and Acquisition I with mailing labels, security position listings and any available listing or computer files containing the names and addresses of the record holders of the Shares and Preferred Shares as of a recent date and shall furnish Acquisition I with such additional information and assistance (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) as Acquisition I or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares and Preferred Shares. Except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Mergers, Parent, Acquisition I and their affiliates, associates, agents and advisors shall use the information contained in any such labels, listings and files only in connection with the Offer and the Mergers, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

     SECTION 1.3.   Board of Directors and Committees; Section 14(f).
                    ------------------------------------------------

     (a) Promptly upon the purchase by Holdco of Shares pursuant to the Offer and from time to time thereafter, and subject to the last sentence of this
Section 1.3(a), Holdco shall be entitled to designate up to such number of directors, rounded to the nearest whole number constituting at least a majority of the directors, on the Company Board as will give Holdco representation on the Company Board equal to the product of the number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to this Section 1.3) and the percentage that such number of Shares so purchased bears to the total number of outstanding Shares, and the Company shall use all reasonable efforts to, upon request by Holdco, promptly, at the Company's election, either increase the size of the Company Board or secure the resignation of such number of directors as is necessary to enable Holdco's designees to be elected to the Company Board and to cause Holdco's designees to be so elected. At such times, the Company will use its best efforts to cause persons designated by Holdco to constitute a majority of each committee of the Company Board, other than any committee of the Company Board established to take action under this Agreement. Notwithstanding the foregoing, the Company shall use all reasonable efforts to ensure that three of the members of the Company Board as of the date hereof shall remain members of the Company Board until the Effective Time (as defined in Section 2.2 hereof). If the number of directors who are members of the Company Board as of the date hereof is reduced below three prior to the Effective Time, the remaining directors who are members of the Company Board as of the date hereof (or if there is only one such director, that remaining director) shall be entitled to designate a person (or persons) to fill such vacancy (or vacancies).

     (b) The Company's obligation to appoint designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all action required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Acquisition I will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by such Section and Rule.

     (c) Following the election or appointment of Holdco's designees pursuant to this Section 1.3 and prior to the Effective Time, if there shall be any directors of the Company who were directors as of the date hereof, any amendment of this Agreement, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent, Holdco or Acquisition I or waiver of any of the Company's rights hereunder or other action adversely affecting the rights of stockholders of the Company (other than Parent, Holdco or Acquisition I), will require the concurrence of a majority of such directors.

                                   ARTICLE 2

                                  THE MERGERS

     SECTION 2.1.   The Mergers.  Upon the terms and subject to the conditions
                    -----------
of this Agreement and in accordance with the DGCL, (a) immediately prior to the purchase of Shares and Preferred Shares in the Offer and upon the terms and subject to the conditions set forth in the Northrop Merger Agreement in accordance with Section 251(g) of the DGCL, Acquisition II shall be merged with and into Parent in the Northrop Merger and (b) at the Effective Time, Acquisition I shall be merged with and into the Company in the Litton Merger. Following the Northrop Merger, Parent shall continue its corporate existence under the laws of the State of Delaware as the surviving corporation of the Northrop Merger (the "Northrop Surviving Corporation") and a wholly owned subsidiary of Holdco and the separate corporate existence of Acquisition II shall cease. Following the Litton Merger, the Company shall continue its corporate existence under the laws of the State of Delaware as the surviving corporation of the Litton Merger (the "Litton Surviving Corporation") and a subsidiary of Holdco and the separate corporate existence of Acquisition I shall cease.

     SECTION 2.2.   Effective Time.  The term "Effective Time" shall mean the
                    --------------
time and date of the filing of a properly executed and certified certificate of merger relating to the Litton Merger with the Secretary of State of the State of Delaware or such other time and date as is permissible in accordance with the DGCL and as the Company and Parent may agree; provided, however, that, in any
                                              --------  -------
event, the Effective Time shall not be prior to the Closing (as defined in Section 2.3) and shall be as soon as practicable thereafter. The term "Northrop Effective Time" shall mean the time and date of the filing of a properly executed and certified certificate of merger relating to the Northrop Merger with the Secretary of State of the State of Delaware.

     SECTION 2.3.   Closing of the Litton Merger.  Unless this Agreement shall
                    ----------------------------
have been terminated and the transactions contemplated herein shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Litton Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction or valid waiver of the latest to occur of the conditions set forth in Article 6 at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, unless another time, date or place is agreed to in writing by the parties hereto.

     SECTION 2.4.   Effects of the Mergers.  The Mergers shall have the effects
                    ----------------------
set forth in the DGCL.

     SECTION 2.5.   Certificates of Incorporation and Bylaws.
                    ----------------------------------------

     (a) The Restated Certificate of Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Litton Surviving Corporation until thereafter amended in accordance with applicable law and such Restated Certificate of Incorporation; provided, however, that Article
                                                --------  -------
Fourth, Section 1 of the Restated Certificate of Incorporation of the Company shall be amended in its entirety to read as follows: "The

Corporation shall be authorized to issue 3,000,000 shares of Common Stock, par value $1.00 per share, 600,000 shares of Preferred Stock, par value $5.00 per share and 1,000 shares of Preference Stock, par value $2.50 per share." The Bylaws of the Company in effect at the Effective Time shall be the Bylaws of the Litton Surviving Corporation until amended in accordance with applicable law, the Certificate of Incorporation of the Litton Surviving Corporation and such Bylaws.

     (b) In accordance with the Northrop Merger Agreement and Section 251(g) of the DGCL, the Certificate of Incorporation of the Northrop Surviving Corporation immediately following the Northrop Effective Time shall be substantially identical to the Certificate of Incorporation of Parent immediately prior to the Northrop Effective Time, except that the name of the Northrop Surviving Corporation shall be changed to "Northrop Grumman Operating Corporation," and a provision shall be added to the Certificate of Incorporation of the Northrop Surviving Corporation requiring that any act or transaction by or involving the Northrop Surviving Corporation that requires the approval of the stockholders of the Northrop Surviving Corporation for its adoption shall, by specific reference to Section 251(g), also require the approval of the stockholders of Holdco (or any successor by merger), by the same vote as is required with respect to the stockholders of the Northrop Surviving Corporation. The Bylaws of Parent in effect at the Northrop Effective Time shall be the Bylaws of the Northrop Surviving Corporation until amended in accordance with applicable law, the Certificate of Incorporation of the Northrop Surviving Corporation and such Bylaws.

     (c) In accordance with the Northrop Merger Agreement and Section 251(g) of the DGCL, the Certificate of Incorporation and the Bylaws of Holdco immediately following the Northrop Effective Time will contain provisions identical to those in the Certificate of Incorporation and Bylaws of Parent immediately prior to the Northrop Effective Time, except as otherwise permitted by Section 251(g) and except that immediately after the Northrop Effective Time the name of Holdco shall be changed to "Northrop Grumman Corporation."

     SECTION 2.6.   Directors.  The directors of Acquisition I at the Effective
                    ---------
Time shall be the initial directors of the Litton Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Litton Surviving Corporation until such director's successor is duly elected or appointed and qualified. The directors of Parent at the Northrop Effective Time shall be the initial directors of the Northrop Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Northrop Surviving Corporation until such director's successor is duly elected or appointed and qualified. In accordance with the Northrop Merger Agreement and Section 251(g) of the DGCL, the directors of Parent at the Northrop Effective Time shall be the initial directors of Holdco, each to hold office in accordance with the Certificate of Incorporation and Bylaws of Holdco until such director's successor is duly elected or appointed and qualified.

     SECTION 2.7.   Officers.  The officers of the Company at the Effective Time
                    --------
shall be the initial officers of the Litton Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Litton Surviving Corporation until such officer's successor is duly elected or appointed and qualified. The officers of Parent at the Northrop Effective Time shall be the initial officers of the Northrop Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Northrop Surviving Corporation until such officer's successor is duly elected or appointed and qualified. In accordance with the Northrop Merger Agreement and
Section 251(g) of the DGCL, the officers of Parent at the Northrop Effective Time shall be the initial officers of Holdco, each to hold office in accordance with the Certificate of Incorporation and Bylaws of Holdco until such officer's successor is duly elected or appointed and qualified.

     SECTION 2.8.   Conversion of Shares in the Litton Merger.
                    -----------------------------------------

     (a) At the Effective Time, each Share held by the Company as treasury stock, held by any subsidiary of the Company, or owned by Holdco or any of its subsidiaries, immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto. Unless the context otherwise requires, each reference in this Agreement to the Shares shall include the associated Rights.

     (b) At the Effective Time, each share of common stock of Acquisition I outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Litton Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Litton Surviving Corporation (other than as contemplated by Section 2.8(d)).

     (c) At the Effective Time, except as otherwise provided in Sections 2.8(a) or 2.11, each Share issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive an amount of cash equal to the Per Share Amount, without interest (the "Merger Consideration").

     (d) At the Effective Time, each issued and outstanding Preferred Share (other than any such shares held by Holdco, which shares shall be cancelled at the Effective Time) shall remain outstanding, without any change, as a share of the Series B $2 Cumulative Preferred Stock, par value $5.00 per share of the Litton Surviving Corporation.

     SECTION 2.9.   Payment of Merger Consideration in the Litton Merger.
                    ----------------------------------------------------

     (a) From time to time following the Effective Time, as necessary to satisfy the requirements of Section 2.9(b), Parent and Holdco shall deliver to such agent or agents as may be appointed by Parent and Holdco and reasonably satisfactory to the Company (the "Payment Agent") for the benefit of the holders of Shares, in cash the aggregate amount necessary to pay the Merger Consideration (such cash hereinafter referred to as the "Merger Fund") payable and issuable pursuant to Section 2.8 in exchange for outstanding Shares.

     (b) As soon as reasonably practicable after the Effective Time, the Payment Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Payment Agent together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration which such holder has the right to receive pursuant to the provisions of this Article 2 and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a transferee if the Certificate representing such Shares is presented to the Payment Agent accompanied by all documents required to effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this
Section 2.9. Holders of Shares in book-entry form will be entitled to receive upon delivery to the Paying Agent of a properly completed letter of transmittal, the Merger Consideration payable for each Share held by such holders in book-entry form.

     (c) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to this Agreement; provided, however,
                                                             --------  -------
that Parent or its Payment Agent may, in its discretion, require the delivery of a suitable bond or indemnity up to the maximum amount of the Merger Consideration to be paid.

     (d) All Merger Consideration paid upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares; subject, however, to the Litton Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement, or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Litton Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Litton Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

     (e) Any portion of the Merger Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to Holdco upon demand and any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Holdco for payment of their claim for the Merger Consideration.

     (f) Neither Holdco nor the Company shall be liable to any holder of Shares for cash from the Merger Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 2.10.  Stock Options in the Litton Merger.
                    ----------------------------------

     (a) As of the Effective Time, each outstanding option to purchase Shares that has been granted by the Company (a "Company Stock Option" or collectively "Company Stock Options") that is then vested (an "A Option") shall be converted into the right to receive a cash payment in accordance with the terms of this
Section 2.10(a). All plans or agreements pursuant to which any Company Stock Option or Share of restricted stock ("Restricted Stock") or deferred stock unit has been issued or may be issued are referred to collectively as the "Company Plans." Immediately following the Effective Time, Holdco shall pay, or cause Litton Surviving Corporation to pay, to each holder of an A Option, in cancellation of such A Option, an amount of cash equal to (x) the excess of (i) the Cash Consideration over (ii) the per-share exercise price of such Company Stock Option times (y) the number of Shares subject to such Company Stock Option, subject to all required tax withholding.

     (b) As of the Effective Time and subject to Section 2.10(c), Holdco shall convert each outstanding Company Stock Option that is not an A Option (a "B Option") into an option to purchase shares of Holdco Common Stock in accordance with the terms of this Section 2.10(b). Each B Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such B Option, a number of shares of Holdco Common Stock (the "New Share Number") equal to the number of Shares subject to such B Option times the Common Stock Consideration at a price per share equal to the aggregate exercise price of such B Option divided by the New Share Number; provided,
                                                                 --------
however, that in the case of any B Option to which Section 421 of the Code
-------
applies by reason of its qualification under Section 422 of the Code ("incentive stock options") the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

     (c) Holdco's conversion of B Options in accordance with Section 2.10(b) shall only apply to 1,244,523 unvested options as disclosed by the Company as of January 12, 2001. Any B Options in excess of such 1,244,523 options shall be converted (on a pro rata basis applicable to all B Options) into a right to receive a cash payment in accordance with Section 2.10(a).

     (d) Holdco shall have the option to provide the holders of A Options, and the holders of B Options to the extent applicable B Options are subject to the conversion set forth in Section 2.10(c), the opportunity to elect, before the Effective Time, to have some or all of their A Options or B Options, as the case may be, to be instead converted into options to acquire Holdco Common Stock pursuant to Section 2.10(b), as if they were B Options; provided, that, if
                                                        --------
Holdco elects to provide optionholders the election provided for herein, A Options and B Options shall be converted into options to acquire Holdco Common Stock on a pro rata basis pursuant to this Section 2.10(d) only to the extent that such conversion would not, separately or together with the other transactions contemplated by this Agreement, require a vote of Parent or Holdco stockholders pursuant to applicable law or the rules of any national securities exchange.

     (e) It is acknowledged and agreed that each share of Restricted Stock that is outstanding immediately prior to the consummation of the Offer will vest (and all restrictions will lapse) upon the consummation of the Offer and all deferred stock units will become immediately due and payable upon consummation of the Offer. Therefore holders of such Restricted Stock shall thereupon be entitled to receive the Merger Consideration in the Merger as set forth in Section 2.9.

     (f) As soon as practicable after the Effective Time, Holdco shall deliver to the holders of B Options appropriate notices setting forth such holders' rights pursuant to the Company Plan and that the agreements evidencing the grants of such B Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.10 after giving effect to the Litton Merger). Holdco shall comply with the terms of the Company Plans and ensure, to the extent required by and subject to the provisions of such Plans, that B Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Holdco after the Effective Time.

     (g) Holdco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdco Common Stock for delivery upon exercise of B Options assumed in accordance with Section 2.10(b). At the Effective Time, Holdco shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Holdco Common Stock subject to any options held by persons who are or were directors, officers or employees of the Company or its subsidiaries and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     (h) At or before the Effective Time, the Company shall cause to be effected any necessary amendments to the Company Plans to give effect to the foregoing provisions of this Section 2.10.

     SECTION 2.11.  Dissenting Shares in the Litton Merger.  Shares outstanding
                    --------------------------------------
immediately prior to the Effective Time and held by a holder who has neither voted in favor of the Litton Merger nor consented thereto in writing and who shall have demanded appraisal for such Shares in accordance with the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Cash Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares. Except as required by applicable law or with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

     SECTION 2.12.  Conversion of Shares and Other Matters in the Northrop
                    ------------------------------------------------------
Merger.  All matters pertaining to the conversion of outstanding capital stock,
------
and associated rights, of Parent into capital stock and associated rights of Holdco in the Northrop Merger shall be governed by the terms and provisions of the Northrop Merger Agreement and Section 251(g) and other applicable provisions of the DGCL.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as publicly disclosed by the Company in the Company SEC Reports and except as set forth on the Disclosure Schedule (it being agreed that disclosure of any item in such schedules shall be deemed disclosure with respect to any section of this Agreement to which the relevance of such item is apparent) previously delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company hereby represents and warrants to each of Parent, Holdco and Acquisition I as follows:

     SECTION 3.1.   Organization and Qualification; Subsidiaries.
                    --------------------------------------------

     (a) Section 3.1 of the Company Disclosure Schedule identifies each subsidiary of the Company as of the date of the Original Agreement and its respective jurisdiction of incorporation or organization, as the case may be. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore delivered to Acquisition I or Parent accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of the Company and its subsidiaries.

     (b) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any changes or effects that, individually or in the aggregate, are materially adverse to the business, assets, long-term earning capacity or financial condition of the Company and its subsidiaries, taken as whole, other than any changes or effects arising out of (i) general economic conditions, (ii) conditions generally affecting industries in which the Company operates, (iii) the financial markets or (iv) the entering into or the public announcement or disclosure of this Agreement or the transactions contemplated hereby.

     SECTION 3.2.   Capitalization of the Company and its Subsidiaries.
                    --------------------------------------------------

     (a) The authorized capital stock of the Company consists of (i) 120 million Shares, of which, as of November 30, 2000, 45,518,647 Shares were issued and outstanding, excluding 2,734,083 Shares held in the Company's treasury, (each together with a Share purchase right (the "Rights") issued pursuant to the Stockholder Rights Plan dated as of August 17, 1994 (the "Rights Plan") between the Company and The Bank of New York, as Rights Agent), (ii) 22 million shares of preferred stock, par value $5.00 per share, of which, as of November 30, 2000, 410,643 Preferred Shares were issued and outstanding and 150,000 shares were designated as Series A Participating Preferred Stock and were reserved for issuance under the Rights Plan and (iii) 8 million shares of preference stock, par value $2.50 per share, no shares of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of November 30, 2000, 5,194,720 Shares were reserved for issuance pursuant to outstanding Company Stock Options. Between August 1, 2000 and the date of the Original Agreement, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on the date of the Original Agreement, and between August 1, 2000 and the date of the Original Agreement no stock options have been granted. Except (i) as set forth above,
(ii) for 168,786 Shares issuable pursuant to performance-based restricted stock or deferred stock units and (iii) for the Rights, as of November 30, 2000, there were outstanding (A) no shares of capital stock or other voting securities of the Company, (B) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (C) no options or other rights to acquire from the Company or its subsidiaries and, no obligations of the Company or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (D) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries (collectively "Company Securities"). As of the date of the Original Agreement, there are no outstanding obligations of the Company or its subsidiaries to repurchase redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company.

     (b) All of the outstanding capital stock of the Company's subsidiaries (other than director's qualifying shares in the case of foreign subsidiaries) is owned by the Company, or one of its subsidiaries, directly or indirectly, free and clear of any material Lien or any other material limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law) and except for any Liens which are incurred in the ordinary course of business. There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for, the issuance or sale, directly or indirectly, by the Company or any of its subsidiaries of any capital stock or other ownership interests in or any other securities of any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including without limitation any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     (c) The Shares and the Preferred Shares constitute the only classes of equity securities of the Company or its subsidiaries registered or required to be registered under the Exchange Act.

     (d) The Company has amended the Rights Plan so that none of Parent, Holdco or Acquisition I shall be deemed to be an Acquiring Person (as defined in the Rights Plan) as a result of the execution and delivery of this Agreement or consummation of the transactions contemplated hereby.

     SECTION 3.3. Authority Relative to this Agreement; Recommendation.
                  ----------------------------------------------------

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the approval and adoption of this Agreement by the holders of a majority of the outstanding Shares and Preferred Shares, voting together as one class. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent, Holdco and Acquisition I, constitutes a valid, legal and binding agreement of the Company enforceable, against the Company in accordance with its terms.

     (b) The members of the Company Board present at a duly called meeting have unanimously resolved to recommend that the stockholders of the Company approve and adopt this Agreement.

     SECTION 3.4. SEC Reports; Financial Statements.
                  ---------------------------------

     (a) The Company has filed all required forms, reports and documents ("Company SEC Reports") with the SEC since October 1, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein, or necessary, in order to make the statements therein in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company SEC Reports and the unaudited financial statements contained in the Company's quarterly report on Form 10-Q for the quarter ended October 31, 2000 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, except, in the case of unaudited interim financial statements, for normal year-end audit adjustments and the fact that certain information and notes have been condensed or omitted in accordance with the applicable rules of the SEC.

     (b) The Company has heretofore made available or promptly will make available to Acquisition I or Parent a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

     SECTION 3.5. Information Supplied. None of the information supplied or to
                  --------------------
be supplied by the Company for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading and (ii) the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Litton Merger (the "Proxy Statement") will, at the date the Proxy Statement is mailed to stockholders of the Company or at the time of the meeting of stockholders of the Company to be held in connection with the Litton Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary, in order to make the statements therein in light of the circumstances under which they are made, not misleading. The Proxy Statement insofar as it relates to the meeting of the Company's stockholders to vote on the Litton Merger will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents or provided by the Company in the Schedule 14D-9 will, at the respective times that the Offer Documents and the Schedule 14D-9 or any amendments or supplements thereto are filed with the SEC and are first published or sent or given to holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.6. Consents and Approvals; No Violations. Except for filings,
                  -------------------------------------
permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), foreign antitrust laws and the filing and recordation of the Merger Certificate as required by the DGCL, no filing with or notice to and no permit, authorization, consent or approval of any court or tribunal, or administrative governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Company Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or Bylaws (or similar governing documents) of the Company or any of its subsidiaries, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (c) except as set forth in Section 3.6 of the Company Disclosure Schedule, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations breaches or defaults which would not have a Company Material Adverse Effect.

     SECTION 3.7.  No Default. None of the Company or its subsidiaries is in
                   ----------
breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or Bylaws (or similar governing documents), (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults that would not have a Company Material Adverse Effect.

     SECTION 3.8.  Absence of Changes. Since July 31, 2000, there have been no
                   ------------------
events, changes or effects with respect to the Company or its subsidiaries that would have a Company Material Adverse Effect.

     SECTION 3.9.  Litigation. There is no suit, claim, action, proceeding or
                   ----------
investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which would have a Company Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement. None of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that would have a Company Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

     SECTION 3.10. Compliance with Applicable Law. The Company and its
                   ------------------------------
subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits") except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Company Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits except where the failure so to comply would not have a Company Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws (as defined in Section 3.12 below) or any action or circumstance referred to in Section 3.16 and except for violations or possible violations which would not have a Company Material Adverse Effect. To the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened nor has any Governmental Entity indicated an intention to conduct the same, other than such investigations or reviews as would not have a Company Material Adverse Effect.

     SECTION 3.11. Employee Benefit Plans; Labor Matters.
                   -------------------------------------

     (a) Section 3.11(a) of the Company Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements maintained or contributed to by the Company or any of its subsidiaries for the benefit of or relating to any employee of the Company, or any of its subsidiaries, excluding plans, programs, agreements and arrangements under which the Company has no remaining obligations, each individual agreement under which the Company's future obligations and potential obligations do not exceed $200,000 per year or $600,000 in the aggregate, payroll practices, and any plans, programs, agreements and arrangements that are required to be maintained by the Company or any of its subsidiaries under the laws of any foreign jurisdiction (together the "Employee Plans"), other than those referred to in Section 4(b)(4) of ERISA. The Company has made available to Parent a copy of the documents and instruments governing each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA). No event has occurred and, to the knowledge of the Company, there currently exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries would be subject to any material liability under the terms of any Employee Plans, ERISA, the code or any other applicable law, including, without limitation, any liability under Title IV of ERISA.

     (b) Section 3.11(b) of the Company Disclosure Schedule sets forth a list of (i) all employment agreements with executive officers of the Company ("Employment Agreements"); and (ii) all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $200,000. The Company has made available to Parent copies or descriptions of all such agreements.

     (c) There will be no material payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Employee Plan or any agreement or arrangement disclosed under this Section 3.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (d)  No Employee Plan that is a welfare benefit plan within the meaning of
Section 3(1) of ERISA (other than a plan covering only one individual employee or former employee and his or her dependents) provides material benefits to former employees of the Company or its ERISA Affiliates other than pursuant to
Section 4980B of the Code.

     (e) There are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective employees. Section 3.11(e) of the Company Disclosure Schedule lists each collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries in the United States. The Company does not have knowledge of any material activities or proceedings of any labor union to organize any employees of the Company or its subsidiaries. The Company has no knowledge of any material strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of the Company or any of its subsidiaries.

     SECTION 3.12. Environmental Laws and Regulations.
                   ----------------------------------

     (a) (i) Each of the Company and its subsidiaries is in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively "Environmental Laws"), except for non-compliance that would not have a Company Material Adverse Effect, which compliance includes but is not limited to, the possession by the Company and its subsidiaries of all material permits and other material authorizations by Governmental Entities required under applicable Environmental Laws and compliance with the terms and conditions thereof; and (ii) none of the Company or its subsidiaries has received written notice of or, to the knowledge of the Company, is the subject of any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that would have a Company Material Adverse Effect.

     (b) Except as disclosed in the Company SEC Reports, there are no Environmental Claims that would have a Company Material Adverse Effect that are pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

     SECTION 3.13 Taxes.
                  -----

     (a)  Definitions. For purposes of this Agreement:
          -----------

               (i) the term "Income Tax" shall mean any federal, state, local or foreign Tax (A) based upon, measured by, or calculated with respect to net income or profits (including capital gains Taxes, alternative minimum Taxes and Taxes on items of Tax preference), or (B) based upon, measured by, or calculated with respect to multiple bases (including corporate franchise Taxes), if one or more of the principal bases on which such Tax may be based, measured by, or calculated with respect to is described in clause (A).

               (ii) the term "Tax" (including "Taxes") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, estimated, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto,
(B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

               (iii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

     (b) The Company and its subsidiaries have timely filed (taking into account extensions) all material Income Tax Returns they are required to have filed. All Income Tax Returns filed by the Company and its subsidiaries are accurate and correct in all material respects.

     (c) Except as disclosed in the Company SEC Reports, the Company and its subsidiaries have timely paid all material Income Taxes that have become due or payable (other than Taxes being contested in good faith and for which adequate reserves have been established) and have adequately reserved for in accordance with generally accepted accounting principles all material Income Taxes (whether or not shown on any Tax Return) that have accrued but are not yet due or payable.

     (d) Except as set forth in the Company SEC Reports, no claim for assessment or collection of material Income Taxes is presently being asserted against the Company or its subsidiaries and there is no presently pending audit examination, refund claim, litigation, proceeding, proposed adjustment or matter in controversy with respect to any material Income Taxes due and owing by the Company or any of its subsidiaries.

     (e) Neither the Company nor any subsidiary of the Company has filed any waiver of the statute of limitations applicable to the assessment or collection of any federal Income Tax which remains open.

     (f) Neither the Company nor any subsidiary of the Company is a party to any tax indemnity agreement, tax sharing agreement, or other agreement under which it reasonably expects to become liable to another person as a result of the imposition of a material Income Tax upon any person, or the assessment or collection of such a Tax.

     (g) The Company and each of its subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of federal Income Taxes.

     (h) The representations contained in subparagraphs (b) through (d) and subparagraph (g) hereof are true and correct with respect to all Taxes other than Income Taxes and all Tax Returns with respect to Taxes other than Income Taxes, as applicable, except for such failures that would not have a Company Material Adverse Effect.

     (i) Neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     SECTION 3.14. Intellectual Property; Software.
                   -------------------------------

     (a) Each of the Company and its subsidiaries owns or possesses adequate licenses or other valid rights to use all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor owned or used by the Company and its subsidiaries (the "Company Intellectual Property Rights"), except where the failure to own or possess valid rights to use such Company Intellectual Property Rights would not have a Company Material Adverse Effect.

     (b) Except for any of the following which would not have a Company Material Adverse Effect:

               (i) the validity of the Company Intellectual Property Rights and the title thereto of the Company or any subsidiary, as the case may be, is not being questioned in any litigation to which the Company or any subsidiary is a party, and

               (ii) the conduct of the business of the Company and its subsidiaries as now conducted does not, to the knowledge of the Company, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. To the knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any Company Intellectual Property Rights.

     SECTION 3.15. Government Contracts.
                   --------------------

     (a) Except as disclosed in Section 3.9 or Section 3.15 of the Company Disclosure Schedule, to the knowledge of the Company, with respect to its Government Contracts, there is, as of the date of the Original Agreement, no (i) civil fraud or criminal investigation by any Governmental Entity that would have a Company Material Adverse Effect, (ii) suspension or debarment proceeding (or equivalent proceeding) against the Company or any of its subsidiaries that would have a Company Material Adverse Effect, (iii) request by the U.S. Government for a contract price adjustment based on a claimed disallowance by the Defense Contract Audit Agency or claim of defective pricing in excess of $40 million,
(iv) dispute between the Company or any of its subsidiaries and the U.S. Government which, since August 1, 2000, has resulted in a government contracting officer's determination and finding final decision where the amount in controversy exceeds or is expected to exceed $40 million or (v) claim or equitable adjustment by the Company or any of its subsidiaries against the U.S. Government in excess of $40 million.

     (b) For the purposes of this Agreement, with respect to any party, "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Bid, change order, arrangement or other commitment of any kind relating to the business of such party between such party and (i) the U.S. Government or (ii) any prime contractor to the U.S. Government. For the purposes of this Agreement, with respect to any party, "Bid" means any quotation, bid or proposal by such party or any of its affiliates which, if accepted or awarded, would lead to a Contract with the U.S. Government or any prime contractor to the U.S. Government, for the design, manufacture or sale of products or the provision of services by such party. For the purposes of this Agreement, with respect to any party, "Contracts" means all contracts, agreements, leases (including leases of real property), licenses, commitments, sales and purchase orders, intercompany work transfer agreements (with respect to work by or for another or such party's businesses) and other instruments of any kind, whether written or oral.

     SECTION 3.16. Certain Business Practices.  To the knowledge of the Company,
                   --------------------------
none of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment, which in any event would be material to the Company.

     SECTION 3.17. Vote Required. The affirmative vote of the holders of a
                   -------------
majority of the outstanding Shares and Preferred Shares, voting together as one class, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement.

     SECTION 3.18. Opinion of Financial Adviser. Merrill Lynch & Co. (the
                   ----------------------------
"Company Financial Adviser") has delivered to the Company Board its written opinion dated the date of this Agreement to the effect that as of such date the consideration to be received by the holders of Shares in the Offer and the Litton Merger is fair to the holders of Shares from a financial point of view.

     SECTION 3.19. Brokers. No broker, finder or investment banker (other than
                   -------
the Company Financial Adviser, a true and correct copy of whose engagement agreement has been provided to Acquisition I or Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     SECTION 3.20. Problems with Customers. Except as provided in Schedule 3.20
                   -----------------------
of the Company Disclosure Schedule, from July 31, 2000 to the date of the Original Agreement: (a) no customer of the Company or any of its subsidiaries has canceled or otherwise terminated its relationship with the Company or any of its subsidiaries, except cancellations and terminations that would not have a Company Material Adverse Effect; (b) to the knowledge of the Company, no customer of the Company or any of its subsidiaries has overtly threatened to cancel or otherwise terminate its relationship with the Company or any of its subsidiaries or its usage of the services of the Company or any of its subsidiaries, except cancellations and terminations that would not have a Company Material Adverse Effect; and (c) the Company and its subsidiaries have no direct or indirect ownership interest that is material to the Company and its subsidiaries taken as a whole in any customer of the Company or any of its subsidiaries.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES
                      OF PARENT, HOLDCO AND ACQUISITION I

     Except as publicly disclosed by Parent in the Parent SEC Reports and except as set forth on the Disclosure Schedule (it being agreed that disclosure of any item in such schedules shall be deemed disclosure with respect to any section of this Agreement to which the relevance of such item is apparent) previously delivered by Parent to the Company (the "Parent Disclosure Schedule"), Parent, Holdco and Acquisition I hereby represent and warrant to the Company as follows:

     SECTION 4.1. Organization.
                  ------------

     (a) Each of Parent, Holdco and Acquisition I is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore delivered to the Company accurate and complete copies of the Certificate of Incorporation and Bylaws as currently in effect of Parent, Holdco and Acquisition I.

     (b) Each of Parent, Holdco and Acquisition I is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any changes or effects that, individually or in the aggregate, are materially adverse to the business, assets, long-term earning capacity or financial condition of Parent and its subsidiaries, taken as whole, other than any changes or effects arising out of (i) general economic conditions, (ii) conditions generally affecting industries in which Parent operates, (iii) the financial markets or (iv) the entering into or the public announcement or disclosure of this Agreement or the transactions contemplated hereby

     SECTION 4.2. Capitalization of Parent and its Subsidiaries.
                  ---------------------------------------------

     (a) The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock, of which, as of September 30, 2000, 71,725,672 shares of Parent Common Stock were issued and outstanding (each together with a right to purchase preferred stock of Parent (the "Parent Rights") issued pursuant to the Rights Agreement between Parent and Chase Mellon Shareholder Services, L.L.C., dated as of September 23, 1998 and 10,000,000 shares of preferred stock, $1.00 par value per share, none of which are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of September 30, 2000, (X) 4,707,506 shares of Parent Common

Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options and (Y) there were 255,451 shares of Parent Common Stock subject to Parent Restricted Stock Rights and up to 1,168,512 shares of Parent Common Stock issuable under Parent Restricted Performance Stock Rights outstanding. Between September 30, 2000 and the date hereof, no shares of Parent's capital stock have been issued other than pursuant to stock options already in existence on such date and except for grants of stock options, restricted stock rights and restricted performance stock rights to employees, officers and directors in the ordinary course of business consistent with past practice between September 30, 2000 and the date hereof, no stock options have been granted. Except as set forth above and except for the Parent Rights, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or its subsidiaries convertible into or exchangeable for shares of capital stock, or voting securities of Parent, (iii) no options or other rights to acquire from Parent or its subsidiaries and no obligations of Parent or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent and (iv) except for Parent's Non-Employee Directors Equity Participation Plan, no equity equivalent interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (collectively "Parent Securities"). As of the date hereof, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent.

     (b) The Parent Common Stock and the Parent Rights constitute the only classes of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.

     (c) The authorized capital stock of Holdco and the issued and outstanding capital stock of Holdco as of the date of purchase of Shares and Preferred Shares in the Offer will be the same as that of Parent immediately prior to such date, except, in each case, as otherwise contemplated by this Agreement. The shares of Holdco Common Stock and the shares of Holdco Preferred Stock to be issued in the Offer have been duly authorized by all necessary corporate action on the part of Holdco and when issued in accordance with the terms hereof will be validly issued, fully paid, non-assessable and free of preemptive rights.

     SECTION 4.3. Authority Relative to this Agreement and the Northrop Merger
                  ------------------------------------------------------------
Agreement. Each of Parent, Holdco, Acquisition I and Acquisition II, as
---------
applicable has all necessary corporate power and authority to execute and deliver this Agreement and the Northrop Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Northrop Merger Agreement by Parent, Holdco, Acquisition I and Acquisition II and the consummation by such parties of the transactions contemplated hereby and thereby have been duly and validly authorized by the boards of directors of Parent, Holdco, Acquisition I and Acquisition II, as applicable, by Parent as the sole stockholder of Holdco and by Holdco as the sole stockholder of Acquisition I and Acquisition II and no other corporate proceedings on the part of Parent, Holdco, Acquisition I or Acquisition II are necessary to authorize this Agreement or the Northrop Merger Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the

Northrop Merger Agreement have been duly and validly executed and delivered by each of Parent, Holdco, Acquisition I and Acquisition II, as applicable, and, assuming due authorization, execution and delivery by the Company, as applicable, constitutes a valid, legal and binding agreement of each of Parent, Holdco, Acquisition I and Acquisition II enforceable against each of Parent, Holdco, Acquisition I and Acquisition II in accordance with its terms.

     SECTION 4.4. SEC Reports; Financial Statements.
                  ---------------------------------

     (a) Parent has filed all required forms, reports and documents ("Parent SEC Reports") with the SEC since December 31, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms reports and documents were filed. None of such Parent SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein, or necessary, in order to make the statements therein in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Parent included in the Parent SEC Reports and the unaudited financial statements contained in Parent's quarterly report on Form 10-Q for the quarter ended September 30, 2000 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, except, in the case of unaudited interim financial statements, for normal year-end audit adjustments and the fact that certain information and notes have been condensed or omitted in accordance with the applicable rules of the SEC.

     (b) Parent has heretofore made available or promptly will make available to the Company a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Exchange Act.

     SECTION 4.5. Information Supplied. None of the information supplied or to
                  --------------------
be supplied by Parent, Holdco or Acquisition I in writing for inclusion or incorporation by reference in the S-4, the Proxy Statement or the Schedule 14D-9 will, at the respective times that the S-4, the Proxy Statement and the Schedule 14D-9 or any amendments or supplements thereto are filed with the SEC and are first published or sent or given to holders of Shares, and in the case of the S-4, at the time that it becomes effective under the Securities Act, and in the case of the Proxy Statement, at the time that it or any amendment or supplement thereto is mailed to the Company's stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.

     SECTION 4.6. Consents and Approvals; No Violations. Except for filings,
                  -------------------------------------
permits, authorizations, consents and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, the HSR Act, foreign antitrust laws and the filing and recordation of the Merger Certificate as required by the DGCL, no filing with or notice to, and no permit authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent, Holdco, Acquisition I or Acquisition II of this Agreement or the consummation by Parent, Holdco, Acquisition I or Acquisition II of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Parent Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by Parent, Holdco, Acquisition I or Acquisition II nor the consummation by Parent, Holdco, Acquisition I or Acquisition II of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of Parent, Holdco, Acquisition I or Acquisition II or any of Parent's other subsidiaries, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, Holdco, Acquisition I or Acquisition II or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent, Holdco, Acquisition I or Acquisition II or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations breaches or defaults which would not have a Parent Material Adverse Effect.

     SECTION 4.7. No Default. None of Parent or its subsidiaries is in breach,
                  ----------
default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or Bylaws (or similar governing documents), (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults that would not have a Parent Material Adverse Effect.

     SECTION 4.8. Absence of Changes. Since September 30, 2000, there have been
                  ------------------
no events, changes or effects with respect to Parent or its subsidiaries that would have a Parent Material Adverse Effect.

     SECTION 4.9. Litigation. There is no suit, claim, action, proceeding or
                  ----------
investigation pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which would have a Parent Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement. None of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree of any Governmental

Entity that would have a Parent Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

     SECTION 4.10. Compliance with Applicable Law. Parent and its subsidiaries
                   ------------------------------
hold all permits, licenses, variances, exemptions, orders and approvals from all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Parent Material Adverse Effect. Parent and its subsidiaries are in compliance with the terms of the Parent Permits except where the failure so to comply would not have a Parent Material Adverse Effect. The businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except that no representation or warranty is made in this Section 4.10 with respect to Environmental Laws and except for violations or possible violations which would not have a Parent Material Adverse Effect. To the knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or threatened nor has any Governmental Entity indicated an intention to conduct the same, other than such investigations or reviews as would not have a Parent Material Adverse Effect.

     SECTION 4.11. Employee Benefit Plans; Labor Matters. With respect to each
                   -------------------------------------
employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) maintained or contributed to by Parent or any of its subsidiaries or with respect to which Parent or any of its subsidiaries could incur liability under
Section 4069, 4212(c) or 4204 of ERISA (the "Parent Benefit Plans") no event has occurred and, to the knowledge of Parent, there currently exists no condition or set of circumstances in connection with which Parent or any of its subsidiaries could be subject to any liability under the terms of the Parent Benefit Plans, ERISA, the Code or any other applicable law which could not be corrected under one or more of the Internal Revenue Service voluntary compliance programs at a cost which will not have a Parent Material Adverse Effect. There is no pending or threatened labor dispute, strike or work stoppage against Parent or any of its subsidiaries which would have a Parent Material Adverse Effect.

     SECTION 4.12. Environmental Laws and Regulations.
                   ----------------------------------

     (a) (i) Each of Parent and its subsidiaries is in compliance with all Environmental Laws, except for non-compliance that would not have a Parent Material Adverse Effect, which compliance includes but is not limited to, the possession by Parent and its subsidiaries of all material permits and other material authorizations by Governmental Entities required under applicable Environmental Laws and compliance with the terms and conditions thereof; and
(ii) none of Parent or its subsidiaries has received written notice of or, to the knowledge of Parent, is the subject of any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (a "Parent Environmental Claim") that would have a Parent Material Adverse Effect.

     (b) Except as disclosed in the Parent SEC Reports, there are no Parent Environmental Claims that would have a Parent Material Adverse Effect that are pending or, to the knowledge of Parent, threatened against Parent or its subsidiaries or, to the knowledge of Parent, against any person or entity whose liability for any Parent Environmental Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

     SECTION 4.13. Tax Matters.
                   ------------

     (a) Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries have accurately prepared and duly filed with the appropriate federal, state, local and foreign taxing authorities all tax returns, information returns and reports required to be filed with respect to Parent and its subsidiaries and have paid in full or made adequate provision for the payment of all Taxes.

     (b) Neither Parent, Acquisition I, Acquisition II nor Holdco has taken or agreed to take any action that would prevent the Offer and the Northrop Merger, taken together, from qualifying as an exchange described in Section 351 of the Code.

     SECTION 4.14. Brokers. No broker, finder or investment banker (other than
                   -------
the Parent's investment bankers and financial advisers) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition I.

     SECTION 4.15. Adequate Funds. Parent has sufficient funds or firm
                   --------------
commitment letters from nationally recognized lending institutions for, and will have at the time the conditions to the Offer are satisfied or waived and at the Effective Time sufficient funds, for the payment of the aggregate Cash Consideration and to perform its obligations with respect to the transactions contemplated by this Agreement, and Holdco has taken all action required to reserve for issuance the Holdco Common Stock and Holdco Preferred Stock to be issued in the Offer. Parent has provided the Company with accurate and complete copies of the commitment letters which it has obtained to provide funds for the transactions contemplated by this Agreement.

     SECTION 4.16. No Prior Activities. Except for obligations incurred in
                   -------------------
connection with its incorporation or organization of the negotiation and consummation of this Agreement and the transactions contemplated hereby, none of Holdco, Acquisition I or Acquisition II has incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

     SECTION 4.17. No Vote Required. No vote is required by the holders of any
                   ----------------
class or series of Parent's or Holdco's (other than Parent) capital stock to approve and adopt this Agreement (including without limitation, the Northrop Merger Agreement) or pursuant to the rules of any national securities exchange as a result of this Agreement or the transactions contemplated hereby.

     SECTION 4.18. Intellectual Property; Software.
                   -------------------------------

     (a) Each of Parent and its subsidiaries owns or possesses adequate licenses or other valid rights to use all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor owned or used by Parent and its subsidiaries (the "Parent Intellectual Property Rights"), except where the failure to own or possess valid rights to use such Parent Intellectual Property Rights would not have a Parent Material Adverse Effect.

     (b) Except for any of the following which would not have a Parent Material Adverse Effect:

               (i) the validity of Parent Intellectual Property Rights and the title thereto of Parent or any subsidiary, as the case may be, is not being questioned in any litigation to which Parent or any subsidiary is a party, and

               (ii) the conduct of the business of Parent and its subsidiaries as now conducted does not, to the knowledge of Parent, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. To the knowledge of Parent, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any Parent Intellectual Property Rights.

     SECTION 4.19. Government Contracts. Except as disclosed in Section 4.9 or
                   --------------------
Section 4.19 of the Parent Disclosure Schedule, to the knowledge of Parent, with respect to its Government Contracts, there is, as of the date of the Original Agreement, no (i) civil fraud or criminal investigation by any Governmental Entity that would have a Parent Material Adverse Effect, (ii) suspension or debarment proceeding (or equivalent proceeding) against Parent or any of its subsidiaries that would have a Parent Material Adverse Effect, (iii) request by the U.S. Government for a contract price adjustment based on a claimed disallowance by the Defense Contract Audit Agency or claim of defective pricing in excess of $40 million, (iv) dispute between Parent or any of its subsidiaries and the U.S. Government which, since August 1, 2000, has resulted in a government contracting officer's determination and finding final decision where the amount in controversy exceeds or is expected to exceed $40 million or (v) claim or equitable adjustment by Parent or any of its subsidiaries against the U.S. Government in excess of $40 million.

     SECTION 4.20. Certain Business Practices. To the knowledge of Parent, none
                   --------------------------
of Parent, any of its subsidiaries or any directors, officers, agents or employees of Parent or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment, which in any event would be material to Parent.

     SECTION 4.21. Problems with Customers. Except as provided in Schedule 4.21
                   -----------------------
of the Parent Disclosure Schedule, from July 31, 2000 to the date of the Original Agreement: (a) no customer of Parent or any of its subsidiaries has canceled or otherwise terminated its relationship with Parent or any of its subsidiaries, except cancellations and terminations that would not have a Parent Material Adverse Effect; (b) to the knowledge of Parent, no customer of Parent or any of its subsidiaries has overtly threatened to cancel or otherwise terminate its relationship with Parent or any of its subsidiaries or its usage of the services of Parent or any of its subsidiaries, except cancellations and terminations that would not have a Parent Material Adverse Effect; and

(c) Parent and its subsidiaries have no direct or indirect ownership interest that is material to Parent and its subsidiaries taken as a whole in any customer of Parent or any of its subsidiaries.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1. Conduct of Business of the Company. Except as contemplated by
                  ----------------------------------
this Agreement or as described in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time or earlier termination of this Agreement the Company will and will cause each of its subsidiaries to conduct its operations in the ordinary course of business consistent with past practice and seek to (i) preserve substantially intact its current business organizations, (ii) keep available the services of its current officers and employees and (iii) preserve its current relationships with customers, suppliers and others having significant business dealings with it. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time or earlier termination of this Agreement, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent and Acquisition I (which consent will not unreasonably be withheld):

     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of capital stock or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights) except for (i) the issuance and sale of Shares pursuant to options, performance-based restricted stock or deferred stock units previously granted, (ii) the issuance and sale of performance-based restricted stock pursuant to rights previously granted or (iii) the issuance and sale of securities by a subsidiary of the Company to any entity which is wholly owned by the Company;

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries, except for the payment of dividends in respect of the Preferred Shares and except for the payment of dividends or distributions by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

     (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Litton Merger);

     (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any subsidiary (other than as permitted by this Section 5.1);

     (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit or in connection with existing commercial paper programs in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and except for obligations of subsidiaries of the Company incurred in the ordinary course of business; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of the Company or customary loans or advances to employees, in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries except in connection with borrowings as permitted by this Section 5.1(f); or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than currently existing Liens and Tax Liens for Taxes not yet due);

     (g) except as may be contemplated by a contract or written plan now in effect or by applicable law, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not contemplated by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this Section 5.1 shall not prevent the Company or its
--------  -------
subsidiaries from (i) entering into employment agreements or severance agreements with new employees in the ordinary course of business and consistent with past practice; (ii) increasing the compensation and benefits of any employees who are not officers or directors of the Company in the ordinary course of business consistent with past practice; or (iii) paying bonuses for any period that ends on or before the Effective Time (including where relevant those based upon actual performance during such period) in the ordinary course of business consistent with past practice;

     (h) other than in the ordinary course of business, acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $10,000,000 in the aggregate (other than in connection with outsourcing agreements entered into with customers of the Company or its subsidiaries);

     (i) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it (other than immaterial changes);

     (j) revalue in any material respect any of its assets including without limitation writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or as required by generally accepted accounting principles;

     (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein (other than in connection with outsourcing agreements entered into with customers of the Company or its subsidiaries); (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company and its subsidiaries, taken as a whole; (iii) authorize any new (not within the Company's existing capital expenditure budget) capital expenditure or expenditures which individually is in excess of $10,000,000 or capital expenditures in the aggregate are in excess of $210,000,000; provided that none of the foregoing shall limit any capital expenditure required pursuant to existing customer contracts or pursuant to the Company's existing capital expenditures budget, a copy of which has been provided by the Company to Parent;

     (l) make any material tax election or settle or compromise any income tax liability material to the Company and its subsidiaries taken as a whole (in each case, other than in the ordinary course of business consistent with past practice);

     (m) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would have a Company Material Adverse Effect;

     (n) commence any material research and/or development project or terminate any material research and/or development project that is currently ongoing, in either case except pursuant to the terms of existing contracts or except as contemplated by the Company's project development budget previously provided to Parent;

     (o) amend the Company Rights Agreement in any manner that would permit any person other than Parent or its affiliates to acquire more than 15% of the Shares, or redeem the Company Rights; or

     (p) take or agree in writing or otherwise to take any of the actions described in Sections 5.1(a) through 5.1(o).

     SECTION 5.2. Conduct of Business of Parent. Except as contemplated by this
                  -----------------------------
Agreement, during the period from the date hereof to the Effective Time or earlier termination of this Agreement, neither Parent nor any of its subsidiaries nor Holdco, without the prior written consent of the Company (which consent will not unreasonably be withheld), shall:

     (a) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of or by any other manner, any business or corporation, partnership or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice) if such transaction would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

     (b) adopt or propose to adopt any amendments to its charter documents which would have a material adverse impact on the consummation of the transactions contemplated by this Agreement;

     (c) take any action that would prevent the Offer and the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code;

     (d) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, except for the payment of ordinary cash dividends in respect of the Parent Common Stock;

     (e) adopt a plan of complete or partial liquidation or dissolution of Parent or any of its material subsidiaries; or

     (f) take or agree in writing or otherwise to take any of the actions described in Sections 5.2(a) through 5.2(e).

     SECTION 5.3. Other Potential Acquirers.
                  -------------------------

     (a) The Company, its subsidiaries and their respective officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition. Neither the Company nor any of its subsidiaries shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than Parent, Holdco and Acquisition I or any designees of Parent, Holdco and Acquisition I) concerning any Third Party Acquisition; provided, however, that (i) nothing
                                        --------  -------
herein shall prevent the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; (ii) if the Company receives an unsolicited written proposal for a Third Party Acquisition from a Third Party, nothing herein shall prevent the Company or its representatives from making such inquiries or conducting such discussions as the Company Board, after consultation with and based upon the advice of, legal counsel, may deem necessary to inform itself for the purpose of exercising its fiduciary duties, and (iii) if the Company receives an unsolicited written proposal for a Third Party Acquisition from a Third Party that the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of a financial adviser of nationally recognized reputation) is reasonably likely to constitute a Superior Proposal, the Company and its representatives may conduct such additional discussions or provide such information as the Company Board shall determine, but only if, prior to such provision of information or additional discussion (A) such Third Party shall have entered into a confidentiality and standstill agreement substantially in the form of that certain Confidentiality Agreement entered into between the Company and Parent dated June 23, 2000 (and containing additional provisions that expressly permit the Company to comply with the provisions of this Section 5.3) and (B) the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of, legal counsel that it is required to do so in order to comply with its fiduciary duties. The Company shall promptly notify the Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition including the terms and conditions thereof and the identity of the party submitting such proposal; and the Company shall advise the Parent from time to time of the status and any material developments concerning the same.

     (b) Except as set forth in this Section 5.3(b), the Company Board shall not withdraw, change or modify its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of, legal counsel that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if Parent does not, within five business days of Parent's receipt of the Notice of Superior Proposal, make an offer which the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of a financial adviser of nationally recognized reputation) to be as favorable to the Company's stockholders as such Superior Proposal; provided, however, the Company shall not
                                        --------  -------
be entitled to enter into any agreement with respect to a Superior Proposal (excluding a confidentiality agreement pursuant to Section 5.3(a)) unless and until this Agreement is terminated by its terms pursuant to Section 7.1 and the Company has paid all amounts due to Acquisition I pursuant to Section 7.3. For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition I or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of all or a major part of any of the Company's business segments, as identified in the Company's SEC Reports or more than 20% of the total assets of the Company and its subsidiaries taken as a whole; (iii) the acquisition by a Third Party of 20% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend;
(v) the repurchase by the Company or any of its subsidiaries of more than 20% of the outstanding Shares; or (vi) the acquisition by the Company or any subsidiary by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than 20% of the annual revenues, net income or assets of the Company. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of a financial adviser of nationally recognized reputation) to be more favorable, from a financial point of view, to the Company's stockholders than the Litton Merger.

     SECTION 5.4. Meeting of Stockholders. If a stockholder vote is required for
                  -----------------------
consummation of the Litton Merger, the Company shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") as promptly as practicable after consummation of the Offer to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The Company shall also as promptly as practicable after consummation of the Offer, if necessary, prepare and file with the SEC the Proxy Statement. At the Stockholders' Meeting, Holdco, Acquisition I and their subsidiaries will vote all Shares and all Preferred Shares owned by them or as to which they have been granted a proxy in favor of approval and adoption of this Agreement. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the Company's Certificate of Incorporation and Bylaws. The Company will, through its Board of Directors, recommend to its stockholders approval of such matters as described in Section 1.2(a); provided, however, that
                                                         --------  -------
subject to the provisions of Section 7.3, the Company Board may withdraw, modify or amend its recommendation if (i) the Company receives a Superior Proposal and
(ii) after complying with the provisions of Section 5.3(b) the Company Board by a majority vote determines in its good faith judgment after consultation with and based upon the advice of legal counsel that it is required in order to comply with its fiduciary duties to recommend the Superior Proposal. The Company will use all reasonable efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Parent and Holder, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time following the expiration or termination of the Offer and (ii) to obtain the necessary approvals by its stockholders of this Agreement.

     SECTION 5.5. Access to Information.
                  ---------------------

     (a) Between the date hereof and the Effective Time, the Company will give Parent and its authorized representatives and Parent will give the Company and its authorized representatives reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other party to make such inspections as such party may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to its business and properties and those of its subsidiaries as the other party may from time to time reasonably request.

     (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent within 25 business days after the end of each fiscal quarter (commencing with the first fiscal quarter ending after the date hereof) an unaudited balance sheet of the Company as of the end of such fiscal quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, each prepared in conformity with the accounting practices consistently applied by the Company with respect to its quarterly financial statements.

     (c) Notwithstanding the foregoing, the Company shall not be required to provide any information which it reasonably believes it may not provide by reason of any applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it or any of its subsidiaries is required to keep confidential by reason of contract, agreement or understanding with third parties.

     (d) Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated June 23, 2000 and each of the parties shall comply with all agreements, covenants, and restrictions contained therein.

     SECTION 5.6. Additional Agreements; Reasonable Efforts.
                  -----------------------------------------

     (a) Subject to the terms and conditions herein, Company, Parent, Holdco and Acquisition I each agrees to use all reasonable efforts to take, or cause to be taken, all reasonable actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including, without limitation, the Mergers) and to reasonably cooperate with the others in connection with the foregoing, including using all reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts, (ii) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby (including, without limitation, the Mergers), (iv) to effect all necessary registrations and filings including, but not limited to, filings and submissions of information requested or required by any domestic or foreign government or governmental or multinational authority, including, without limitation, the Antitrust Division of the United States Department of Justice, the Federal Trade Commission, any State Attorney General, or the European Commission ("Governmental Antitrust Authority"), and (v) to fulfill all conditions to this Agreement. Company, Parent, Holdco and Acquisition I further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use all reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be.

     (b) In furtherance and not in limitation of the foregoing, the Company, Parent, Holdco and Acquisition I shall use their respective best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby (including, without limitation, the Mergers) under any antitrust, competition or trade regulatory laws of any domestic or foreign government or governmental authority or any multinational authority, or any regulations issued thereunder ("Antitrust Laws"). Without limiting the generality of the foregoing, the Company, Parent, Holdco and Acquisition I shall
(i) use their respective best
efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent, or unreasonably delay the consummation of the transactions contemplated hereby, including, without limitation, defending through litigation on the merits and through any available appeals any claim asserted in any court by any party, and (ii) take any and all steps necessary to avoid (or eliminate) any impediment (including the institution of proceedings) under any Antitrust Laws that may be asserted by any Governmental Antitrust Authority with respect to the transactions contemplated hereby so as to enable the consummation of such transactions to occur reasonably expeditiously. The steps described in clause (ii) of the preceding sentence shall include, without limitation, proposing, negotiating, committing to and effecting (by consent decree, hold separate order or otherwise) the sale, divestiture or disposition of such assets or businesses of Parent or its subsidiaries, the Company or its subsidiaries -- or otherwise taking or committing to take any action that limits its freedom of action with respect to any of the businesses, product lines or assets of Parent or its affiliates, the Company or its affiliates -- as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or unreasonably delaying the consummation of the transactions contemplated hereby (including, without limitation, the Mergers). Notwithstanding anything to the contrary contained in this Agreement, neither Parent, Holdco nor Acquisition I shall be required to take any action pursuant to Sections 5.6(a) or (b) if the taking of such action would have a material adverse effect on the business, assets, long-term earning capacity or financial condition of Parent and the Company (and their subsidiaries), taken as a whole.

     (c) The Company, Parent, Holdco and Acquisition I shall keep the other party apprised of the status of matters relating to the completion of the transactions contemplated hereby (including, without limitation, the Mergers) and shall reasonably cooperate in connection with obtaining the requisite approvals, consents or orders of any Governmental Antitrust Authority, including, without limitation: (i) cooperating with the other parties in connection with filings under the HSR Act or any other Antitrust Laws, including, with respect to the party making a filing, (A) providing copies of all such documents to the non-filing parties and their advisers prior to filing (other than documents containing confidential business information that shall be shared only with outside counsel to the non-filing party), and (B) if requested, to accept all reasonable additions, deletions or changes suggested in connection with any such filing; (ii) furnishing to each other all information required for any application or other filing to be made pursuant to the HSR Act or any other Antitrust Laws in connection with the transactions contemplated by this Agreement; (iii) promptly notifying the others of, and if in writing furnishing the others with copies of, any communications from or with any Governmental Antitrust Authority with respect to the transactions contemplated by this Agreement (including, without limitation, the Mergers); (iv) permitting the other parties to review in advance and considering in good faith the views of one another in connection with any proposed communication with any Governmental Antitrust Authority in connection with proceedings under or relating to the HSR Act or any other Antitrust Laws; (v) not agreeing to participate in any meeting or discussion with any Governmental Antitrust Authority in connection with proceedings under or relating to the HSR Act or any other Antitrust Laws unless it consults with the other parties in advance, and, to the extent permitted by such Governmental Antitrust Authority, gives the other parties the opportunity to attend and participate thereat; and (vi) consulting and cooperating with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other Antitrust Laws. If any party or any affiliate thereof receives a request for additional information or documentary material from any such Governmental Antitrust Authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as practicable and after consultation with the other parties, an appropriate response in compliance with such request. Parent, Holdco and Acquisition I will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which Parent, Holdco and Acquisition I propose to make or enter into with any Governmental Antitrust Authority in connection with the transactions contemplated hereby (including, without limitation, the Mergers).

     SECTION 5.7. Indemnification.
                  ---------------

     (a) After the Effective Time, Parent and the Litton Surviving Corporation shall jointly and severally indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to) each person who is now or has been prior to the date of the Original Agreement or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including, without limitation, counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law or under the Litton Surviving Corporation's Certificate of Incorporation or Bylaws, it being agreed that the provisions thereof relating to indemnification and exoneration from liability shall be at least as favorable to the Indemnified Persons as the current provisions of the Company's Certificate of Incorporation and Bylaws. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this
Section 5.7 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 5.7 and may specifically enforce its terms. This
Section 5.7 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or Bylaws.

     (b) For six years after the Effective Time, the Litton Surviving Corporation shall provide directors' and officers' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person covered as of the date of the Original Agreement or thereafter by the Company's directors' and officers' liability insurance policy on terms with respect to coverage and amounts no less favorable than those of such policy in effect on the date of the Original Agreement; provided, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 300% of the per annum rate of premium paid by the Company as of the date of the Original Agreement for such insurance, then the Litton Surviving Corporation shall provide only such coverage as shall then be available at an annual premium equal to 300% of such current rate.

     SECTION 5.8. Public Announcements. Parent, Holdco, Acquisition I and the
                  --------------------
Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Litton Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or by obligations pursuant to any listing agreement with the NYSE. Parent shall cause Holdco to, and Holdco shall, issue a press release publicly announcing the Common Stock Consideration prior to the opening of trading on the second trading day prior to the final Expiration Date.

     SECTION 5.9. Employee Matters.
                  ----------------

     (a) From and after the Effective Time, Holdco shall assume and honor, and shall cause the Litton Surviving Corporation to honor, all Employee Plans and all Employment Agreements in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms. It is acknowledged and agreed that the consummation of the Offer will constitute a "change of control" for purposes of those Employee Plans and Employment Agreements containing "change of control" provisions.

     (b) For a period of not less than two years following the Effective Time, Holdco shall provide, or shall cause to be provided, to current and former employees of the Company and its subsidiaries (the "Company Employees") compensation and employee benefits that are, in the aggregate, not less favorable than those provided to Company Employees immediately before the Effective Time. The foregoing shall not be construed to prevent (i) the amendment or termination of any particular Employee Plan or Employment Agreement to the extent permitted by, and in accordance with, its terms as in effect immediately before the Effective Time, or (ii) the termination of employment or the reduction of, or other change in, the compensation or employee benefits of any individual Company Employee.

     (c) For all purposes under the employee benefit plans of Holdco and its subsidiaries providing benefits to any Company Employees after the Effective Time (the "New Plans"), each Company Employee shall be credited with all years of service for which such Company Employee was credited before the Effective Time under any similar Company Employee Plans, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Employee Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Holdco shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Holdco shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

     (d) Without limiting the generality of the foregoing, from and after the Effective Time, Holdco shall assume and honor, and shall cause the Litton Surviving Corporation to honor, the obligations of the Company to provide lifetime benefits under the Company's Supplemental Medical Insurance Plan to the individuals listed on Schedule 5.9(d). In addition, Holdco agrees not to demand, and to cause the Litton Surviving Corporation not to demand, repayment of the loans currently outstanding under the Company's Incentive Loan Program before December 31, 2001. Finally, Holdco shall continue, or shall cause the Company to continue, the executive life insurance policies listed in Section 5.9(d) of the Company Disclosure Schedule in effect for the remaining lifetime of the retired executives covered thereby, on the terms and conditions now in effect.

     (e) On or before January 31, 2001, Company shall cause Parent to be provided with:

          (i) except to the extent already listed on Schedule 3.11(a) of the Company Disclosure Schedule a list of all employee benefit plans (as defined in Section(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements maintained or contributed to by the Company or any of its subsidiaries for the benefit of or relating to any employee of the Company, or any of its subsidiaries, excluding plans, programs, agreements and arrangements under which the Company has no remaining obligations, payroll practices, and any plans, programs, agreements and arrangements that are required to be maintained by the Company or any of its subsidiaries under the laws of any foreign jurisdiction;

          (ii) a copy of the documents and instruments governing each such plan and the most recent Form 5500 filed with the Internal Revenue Service except to the extent already provided;

          (iii) except to the extent already listed in Schedule 3.11(b) of the Company Disclosure Schedule, (A) all employment agreements with officers of the Company; and (B) all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $30,000. The Company shall make available to Parent copies (or descriptions in detail reasonably satisfactory to Parent) of all such agreements, plans, programs and other arrangements; and

          (iv) except to the extent already listed in Section 3.11(d) of the Company Disclosure Schedule, a list of any Employee Plan that is a welfare plan within the meaning of

Section 3(1) of ERISA providing benefits to former employees of the Company or its ERISA Affiliates other than pursuant to Section 4980B of the Code.

     SECTION 5.10. NYSE Listing. Parent shall use all reasonable efforts to
                   ------------
cause the shares of Holdco Common Stock and Holdco Preferred Stock to be issued in the Offer to be approved for listing on the NYSE, subject to official notice of issuance, at the earliest practicable time and in any event prior to the time when all conditions of the Offer, excluding clause (iii) of the initial paragraph of Annex A hereof, are satisfied or waived.

     SECTION 5.11. Corporate Filings. Prior to the purchase of Shares and
                   -----------------
Preferred Shares in the Offer, Parent shall cause Holdco to file (a) an Amended and Restated Certificate of Incorporation of Holdco in the form of Exhibit B attached hereto with only such changes thereto as the Company shall reasonably approve, and (b) the Certificate of Designations of the rights, preferences and privileges of the Holdco Preferred Stock in the form of Exhibit C attached hereto with the Secretary of State of the State of Delaware with only such changes thereto as the Company shall reasonably approve.

     SECTION 5.12. Stockholder Approval of Conversion Shares. Parent or Holdco,
                   -----------------------------------------
as applicable, shall use all reasonable efforts to seek at its 2001 annual stockholder meeting the requisite stockholder approval pursuant to the rules of the NYSE for the issuance of shares of Holdco Common Stock upon conversion of the Holdco Preferred Stock.

                                   ARTICLE 6

                CONDITIONS TO CONSUMMATION OF THE LITTON MERGER

     SECTION 6.1. Conditions to Each Party's Obligations to Effect the Litton
                  -----------------------------------------------------------
Merger. The respective obligations of each party hereto to effect the Litton
------
Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) this Agreement shall have been approved and adopted, if required, by the requisite vote of the stockholders of the Company;

     (b) no statute, rule, regulation, executive, order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States or European Union Governmental Entity which prohibits, restrains or enjoins the consummation of the Litton Merger;

     (c) any waiting period applicable to the Litton Merger under the HSR Act shall have terminated or expired and to the extent required, the Commission of the European Union shall have approved the Mergers under Regulation (EEC) No. 4064/89 of the Council of the European Union, or such approval shall have been deemed to have been granted; and

     (d)  Holdco shall have purchased Shares pursuant to the Offer.

                                   ARTICLE 7

                        TERMINATION; AMENDMENT; WAIVER

     SECTION 7.1. Termination. This Agreement may be terminated and the Mergers
                  -----------
may be abandoned at any time prior to the purchase of Shares pursuant to the
Offer:

     (a)  by mutual written consent of Parent, Acquisition I and the Company;

     (b) by Parent and Acquisition I or the Company if (i) any court of competent jurisdiction in the United States or other United States or European Union Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Mergers and such order, decree, ruling or other action is or shall have become final and nonappealable or (ii) the purchase of Shares pursuant to the Offer has not been consummated by September 15, 2001; provided, however,
                                                          --------  -------
that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the purchase of Shares pursuant to the Offer shall not have occurred on or before said date;

     (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent, Holdco or Acquisition I set forth in this Agreement or if any representation or warranty of Parent, Holdco or Acquisition I shall have become untrue or (ii) there shall have been a breach by Parent, Holdco or Acquisition I of any of their respective covenants or agreements hereunder, where such breaches under clauses (i) or (ii) would have a Parent Material Adverse Effect or materially adversely affecting (or materially delaying) the consummation of the Offer or the Mergers, and Parent, Holdco or Acquisition I, as the case may be, has not cured such breach within twenty business days after notice by the Company thereof; provided, that the Company has not breached any of its obligations hereunder; or

     (d) by Parent and Acquisition I if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue in either case such that the condition set forth in paragraph (e) of Annex A would be incapable of being satisfied by September 15, 2001, (ii) there shall have been a breach or breaches by the Company of its covenants or agreements hereunder that would have a Company Material Adverse Effect or would materially adversely affect (or materially delay) the consummation of the Offer or the Mergers, and the Company has not cured such breach within twenty business days after notice by Parent or Acquisition I thereof provided that neither Parent nor Acquisition I has breached any of their respective obligations hereunder, (iii) the Company Board shall have entered into, or recommended to the Company's stockholders, a Superior Proposal, (iv) the Company Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Offer or the Mergers or shall have adopted any resolution to effect any of the foregoing or (v) a Third Party Acquisition shall have occurred after the date of the Original Agreement, provided that for purposes of Article 7, the Third Party Acquisition described in clause (iii) of the definition of such term shall be deemed to occur only upon the acquisition by a Third Party of 50% or more of the outstanding Shares.

     (e) by the Company if the Company receives a Superior Proposal and resolves to accept such Superior Proposal, but only if (i) the Company has acted in accordance with, and has otherwise complied with the terms of, Section 5.3 hereof, including the notice provisions therein, and (ii) the Company has paid all amounts due to Acquisition I pursuant to Section 7.3.

     SECTION 7.2. Effect of Termination. In the event of the termination and
                  ---------------------
abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 7.2 and Sections 5.5(d) and 7.3 hereof. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of its covenants, agreements or obligations set forth in this Agreement.

     SECTION 7.3. Fees and Expenses.
                  -----------------

     (a)  In the event that this Agreement shall be terminated pursuant to:

               (i)    Sections 7.1(d)(iii), (iv), (v) or 7.1(e);

               (ii) Section 7.1(d)(ii) and within twelve months thereafter the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs involving any party (or any affiliate thereof)
(x) with whom the Company (or its agents) had negotiations with a view to a Third Party Acquisition, (y) to whom the Company (or its agents) furnished information with a view to a Third Party Acquisition or (z) who had submitted a proposal for a Third Party Acquisition, in the case of each of clauses (x), (y) and (z), after the date of the Original Agreement and prior to such termination; or

               (iii) Section 7.1(b)(ii) at a time when (i) the Minimum Condition is not satisfied, (ii) there shall be outstanding a publicly announced offer by a Third Party to consummate a Third Party Acquisition, and (iii) no other condition to the Offer is unsatisfied, and within twelve months thereafter the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs, in either case involving the Third Party referred to above;

Parent and Acquisition I would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition I for such damages the Company shall pay to Parent the amount of $110,000,000 as liquidated damages within three business days following (x) a termination referred to in Section 7.3(a)(i) (except as provided in Section 7.1(e), which payment shall be made simultaneously with such termination), or
(y) the entering into of the agreement for a Third Party Acquisition or the occurrence of the Third Party Acquisition which triggers the obligation to make the payment pursuant to Section 7.3(a)(ii) or (iii). In no event shall the Company be obligated to make more than one payment referred to in this Section 7.3(a). It is specifically agreed that the amount to be paid pursuant to this
Section 7.3(a) represents liquidated damages and not a penalty.

     (b) Except as specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     SECTION 7.4. Amendment. This Agreement may be amended by action taken by
                  ---------
the Company, Parent and Acquisition I at any time before or after approval of the Litton Merger by the stockholders of the Company but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement (including the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

     SECTION 7.5. Extension; Waiver. At any time prior to the Effective Time,
                  -----------------
each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1. Nonsurvival of Representations and Warranties. The
                  ---------------------------------------------
representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

     SECTION 8.2. Entire Agreement; Assignment. (a) This Agreement (including
                  ----------------------------
the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreement referred to in Section 5.5(d) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof, including, without limitation, the Original Agreement, and (b) this Agreement shall not be assigned by operation of law or otherwise; provided,
                                                                  --------
however, that Acquisition I may assign any or all of its rights and obligations
-------
under this Agreement to any subsidiary of Parent, but no such assignment shall relieve Acquisition I of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 8.3. Validity. If any provision of this Agreement or the
                  --------
application thereof to any person or circumstance is held invalid or unenforceable the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

     SECTION 8.4. Notices. All notices, requests, claims, demands and other
                  -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

          if to Parent, Holdco or           NORTHROP GRUMMAN
          Acquisition I:                    CORPORATION
                                            1840 Century Park East
                                            Los Angeles, California 90067
                                            Telecopier: (310) 556-4558
                                            Attention:  W. Burks Terry

          with a copy to:                   Gibson Dunn & Crutcher LLP
                                            333 South Grand Avenue
                                            Los Angeles CA 90071
                                            Telecopier: (213) 229-6159
                                            Attention:  Andrew E. Bogen, Esq.

          if to the Company to:             LITTON INDUSTRIES, INC.
                                            21240 Burbank Boulevard
                                            Woodland Hills, California 91367
                                            Telecopier: (818) 598-2025
                                            Attention:  John E. Preston

          with a copy to:                   Wachtell, Lipton, Rosen & Katz
                                            51 West 52nd Street
                                            New York, New York 10019
                                            Telecopier: (212) 403-2000
                                            Attention:  Daniel A. Neff, Esq.


or to such other address or facsimile as the person to whom notice is given may hereinafter furnish to the others in writing in the manner set forth above.

     SECTION 8.5. Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

     SECTION 8.6. Descriptive Headings. The descriptive headings herein are
                  --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 8.7. Parties in Interest. This Agreement shall be binding upon and
                  -------------------
inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as provided in Sections 5.7, 5.9(d) and 8.2, nothing in this Agreement express or implied is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.8. Certain Definitions. For the purposes of this Agreement the
                  -------------------
term:

     (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person, provided, that Unitrin, Inc. and its subsidiaries shall not be considered affiliates of the Company for any purpose under this Agreement;

     (b) "business day" means any day other than a day on which the New York Stock Exchange is closed;

     (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

     (d) "knowledge" or "known" means, with respect to any matter in question, the actual knowledge of an executive officer of the Company or Parent, as the case may be;

     (e) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

     (f) "subsidiary" or "subsidiaries" of the Company, Parent, Holdco or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, Holdco or any such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 8.9. Personal Liability. This Agreement shall not create or be
                  ------------------
deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.

     SECTION 8.10. Counterparts. This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                           [signature page follows]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be duly executed on its behalf as of the day and year first above written.

                                             NORTHROP GRUMMAN CORPORATION

                                                    /s/ ALBERT MYERS
                                             By: _______________________________
                                                    Albert Myers
                                             Name: _____________________________
                                                    Corporate V.P. and Treasurer
                                             Title: ____________________________



                                             LITTON INDUSTRIES, INC.


                                                    /s/ JOHN E. PRESTON
                                             By: _______________________________
                                                    John E. Preston
                                             Name: _____________________________
                                                    Sr. V.P. and General Counsel
                                             Title: ___________________________



                                             NNG, INC.

                                                    /s/ ALBERT MYERS
                                             By: _______________________________
                                                    Albert Myers
                                             Name: _____________________________
                                                    President
                                             Title: ____________________________


                                             LII ACQUISITION CORP.

                                                    /s/ ALBERT MYERS
                                             By: _______________________________
                                                    Albert Myers
                                             Name: _____________________________
                                                    President

                                    ANNEX A

                            CONDITIONS OF THE OFFER

     THE CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS SET FORTH IN THE
       AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER TO WHICH THIS
                              ANNEX A IS ATTACHED

     Notwithstanding any other provisions of the Offer (subject to the terms and conditions of the Agreement and any applicable rules and regulations of the SEC, including Rules 14e-1(c) under the Exchange Act), Holdco shall not be required to accept for payment or pay for, and may delay the acceptance for payment of, any Shares, if (i) any applicable waiting period under the HSR Act or Regulation
(EEC) No. 4064/89 of the Council of the European Union shall not have expired or been terminated prior to the expiration of the Offer, (ii) the S-4 shall not have become effective under the Securities Act or shall be the subject of any stop order or proceeding seeking a stop order, (iii) the shares of Holdco Common Stock to be issued in the Offer shall not have been approved for listing on the NYSE, subject to official notice of issuance, (iv) the Minimum Condition is not satisfied or (v) at any time on or after the date hereof and prior to the acceptance for payment of Shares, any of the following conditions shall have occurred and continued to exist:

     (a) there shall have been any statute, rule, regulation, judgment, order or injunction enacted or entered and which shall remain in effect by any state or U.S. government or governmental authority or by any state, U.S. or European Union court or any agency or authority of the European Union, other than the routine application to the Offer, the Mergers or other subsequent business combination of waiting periods under the HSR Act or Regulation (EEC) No. 4064/89 of the Council of the European Union, that has the effect of (1) making the acceptance for payment of, or the payment for, some or all of the Shares illegal or otherwise prohibiting consummation of the Offer, (2) imposing limitations on the ability of Holdco or Parent to acquire or hold or to exercise effectively all rights of ownership of the Shares, or effectively to control the business, assets or operations of Parent, the Company and their subsidiaries, of such magnitude as would have a material adverse effect on the business, assets, long-term earning capacity or financial condition of Parent, the Company and their subsidiaries, taken as a whole.

     (b) a Company Material Adverse Effect shall have occurred and continued to exist; or

     (c) there shall have occurred and continued to exist (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index and suspensions or limitations resulting from physical damage to or interference with such exchange not related to market conditions), (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States and having a Company Material Adverse Effect, (iv) any material limitation (whether or not mandatory) by any U.S. governmental authority or agency on the extension of credit by banks or other financial institutions, (v) from the date of the Original Agreement through the date of termination or expiration of the Offer, a decline of at least 27.5% in the Standard & Poor's 500 Index or (vi) in the case of any of the situations described in clauses (i) through (v) inclusive, existing at the date of the commencement of the Offer, a material acceleration or worsening thereof; or

     (d)  the Agreement shall have been terminated in accordance with its terms;
or

     (e) (i) the representations of the Company contained in the Agreement shall not be true and correct at and as of consummation of the Offer with the same effect as if made at and as of such date or if such representations speak as of an earlier date, as of such earlier date, except, in either such case to the extent that the breach thereof would not have a Company Material Adverse Effect, or (ii) the Company shall have failed to comply with its covenants and agreements contained in the Agreement in all material respects;

     (f) prior to the purchase of Shares pursuant to the Offer, the Company Board shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Holdco its approval or recommendation of the Offer, the Agreement or the Litton Merger or shall have recommended another offer, or shall have adopted any resolution to effect any of the foregoing.

                                     A-2